WIND TURBINE SUPPLY AGREEMENT
Reference: SW/DW/02
REVISION: 1.3

Table of Contents

1. Recitals	4
2. Definitions	4
3. Duties and Obligations of Contractor	11
4. Duties and Obligations of Owner	14
5. Schedule	17
6. Mechanical, commissioning, facility substantial and final completion	18
7. Excusable events	22
8. Change Orders	24
9. Hazardous Substances	24
10. Limitation of Liability	25
11. Contract Price and Payment	25
12. Representations and warranties of the Parties	27
13. Mutual indemnity and indemnification for infringement	28
14. Insurance	28
15. Default, cure, remedies	28
16. Additional termination rights	30
17. Confidentiality and intellectual property	31
18. Governing law	32
19. General provisions	33
Exhibit A: WTG and SCADA Specifications	34
Exhibit B: Project Site	34
Exhibit C: Milestone Schedule	34
Exhibit D: Contractor’s Account for Progress Payments	34
Exhibit F: Insurance Coverage	34
Exhibit G: Commissioning Test and Inspection Procedures	34
Exhibit H: Deleted	34
Exhibit I: Unloading, Crane and Access Road Requirements	34
Exhibit J: Notice to Proceed	34
Exhibit K: Mechanical Completion Checklist	34
Exhibit L: Form of Certificate of Mechanical Completion	34
Exhibit M: Form of Certification of Commissioning	34
Exhibit N: Form of Certificate of Facility Substantial Completion	34
Exhibit O: Form of Certificate of Final Completion	34
Exhibit P: Owners’ Scope of Supply	34
Exhibit Q: Site Environmental Conditions	34
Exhibit R: Parent Company Guarantee	34
Exhibit S: Power Curve	34
Exhibit T: Availability Guarantee	34
Exhibit U: Parent Company Operating Guarantee	34
Exhibit V: Warranty	34

This wind turbine generator (“WTG”) supply and installation agreement with all exhibits (the “Agreement”) is made and entered into as of 12th June, 2007

By and between

DeWind Inc.
2026 McGaw Avenue
Irvine, CA 92614

(hereinafter “Contractor”)

and

Enerserve Limited
Registered number: E.35196
PO Box 560
Butterfield Square
Providenciales
Turks & Caicos Islands

(hereinafter “Owner”)

(Each a “Party” and collectively the “Parties”)

1.	Recitals

1.1.	Whereas:

1.1.1.
Owner desires to purchase 5 (five) D8 wind turbines, controllers, and all other equipment identified in the WTG and Supervisory Control and Data Acquisition (“SCADA”) Specifications (collectively, the “Wind Turbines”), and all associated equipment and materials as are specifically described in Exhibit A: WTG and SCADA Specifications (“Turbine Equipment”); which Turbine Equipment shall be used in a wind power farm being developed by the Owner on behalf on its client in Punta Colorada, Chile (the “Project”);

1.1.2.
Contractor desires to manufacture, deliver to dock, supervise the installation and commission the Turbine Equipment for the Project; the parties agree that the Contractor will not deliver towers. Towers, Foundations, and Balance of Plant will be supplied by the Owner.

1.1.3.
Contractor and Owner wish to enter into this Agreement, pursuant to which Owner agrees to engage Contractor to engineer, deliver to dock, supervise the installation and commission the Turbine Equipment, all as more particularly described in this Agreement;

Now, therefore, Contractor and Owner, intending to be legally bound, hereby agree as follows:

2.	Definitions

2.1.	In this Agreement capitalized terms shall have the meaning specified below:

“Agreement”	has the meaning given in the Preamble of this Agreement.

“Balance of Plant”	has the meaning given in Section 4.1 of this Agreement.

“Blades”	means three (3) separate rotor blades.

“Business Day”	means any day other than a Saturday or Sunday or a day on which commercial banks are closed in the country of the Project Site.

“Certificate of Commissioning”	has the meaning given in Section 6.2.1.3 of this Agreement.

“Certificate of Facility Substantial Completion”	has the meaning given in Section 6.3.3 of this Agreement.

“Certificate of Final Completion”	has the meaning given in Section 6.4.3 of this Agreement.

“Certificate of Mechanical Completion”	has the meaning given in Section 6.1.4 of this Agreement.

“Change in Law”
means and refer to the enactment, adoption, promulgation, amendment, modification, repeal or change in interpretation after the date of this Agreement of any law, statute, act, ordinance, regulation, code, rule, order, decree, permit etc.

“Change Order”	has the meaning given in Section 8.1 of this Agreement.

“Client”	Compañía Barrick Chile Generación Ltda. Avda. Ricardo Lyon 222, 8th Floor Santiago, Chile

“Client’s Supervisor”	Means the representative of the Contractor at the Project Site.

“Commencement Date”	has the meaning given in Section 5.1 of this Agreement.

“Commission(ing)”	means the start-up and commissioning of a Wind Turbine in accordance with the Commissioning Test and Inspection Procedures.

“Commissioning Test and Inspection Procedures”	means those procedures set forth in Exhibit G: Commissioning Test and Inspection Procedures.

“Contract Price”	has the meaning given in Section 11.1 of this Agreement.

“Contractor”	includes the named Contractor identified in the Preamble to this Agreement and its successors and permitted assigns.

“Contractor’s Supervisor”	means the representative of the Contractor at the Project Site.

“Contractor’s Manager”	has the meaning given in Section 3.4 of this Agreement.

“Delivery Deadline”	has the meaning given in Section 5.2 of this Agreement.

“Delayed Delivery Costs”	has the meaning given in Section 5.2.1 of this Agreement.

“Excusable Event”	has the meaning given in Section 7.1 of this Agreement.

“Facility Substantial Completion”	shall be deemed to have occurred when Commissioning of the Wind Turbine has been completed and the Wind Turbine is capable of generating continuous electrical energy.

“Facility Substantial Completion Date”	means the date upon which Facility Substantial Completions is deemed to have been achieved under this Agreement.

“Final Completion”
shall be deemed to have occurred when (i) Facility Substantial Completion has occurred, (ii) all items on the Punch List have been completed, (iii) all of Contractor’s tools, equipment and debris have been removed from the Project Site.

“Final Completion Date”	means the date upon which Final Completion is deemed to have been achieved under this Agreement.

“Force Majeure”
means occurrences and events that are beyond the reasonable control of a party hereto, including, but not limited to, acts of God, acts of the public enemy, explosions, natural disasters, vandalism, acts or omissions of any court, legislative, judicial or executive body, or other governmental authority (such as a taking by condemnation or power of eminent domain), any expropriation or confiscation of facilities, compliance with any order of any governmental authority, changes of law, blockades, acts of war, civil commotions, riots insurrection, rebellion or sabotage, fires, floods, earthquakes, excessive wind speeds (which means in excess of 25 meters/second following the Mechanical Completion Date), lack of sufficient wind, riots, strikes, lockouts and other labor disturbances which are national in scope, casualties, lightning or unusual inclement weather (including, but not limited to, rain or snow which falls earlier in the year, or in greater amounts, or for longer periods than has historically been experienced in the area of the Project Site). Force Majeure shall not include a party’s financial inability to perform under this Agreement, or any loss of equipment or materials while being transported (while at sea or otherwise) unless due to a Force Majeure occurrence or event.

“Hazardous Substance”
means (A) any substance which is listed, defined, designated or classified under any environmental law as a (i) hazardous material, substance, constituent or waste, (ii) toxic material, substance, constituent or waste, (iii) radioactive material, substance, constituent or waste, (iv) dangerous material, substance, constituent or waste, (v) pollutant, (vi) contaminant, or (vii) special waste; (B) any material, substance, constituent or waste regulated under any environmental laws; or (C) petroleum, petroleum products, radioactive matters, polychlorinated biphenyl, pesticides, asbestos, or asbestos-containing materials.

“Hub”	means the component at which the rotor blades are attached to the main shaft of the Wind Turbine

“Intellectual Property Rights”
shall mean and refer to all patents, copyrights, trademarks, service marks, trade secrets and all similar and related intellectual property rights protected under any statutes, laws, codes, rules or regulations.

“Interconnection Facilities”
means all the land rights, materials, equipment and facilities to be installed by the Owner for the purpose of interconnecting the Turbine Equipment to the Project’s substation so as to permit the delivery of electrical energy generated by the Turbine Equipment to the interconnection point within the Project’s substation, which shall include, but shall not be limited to, electrical interconnection, switching, metering, relaying, communication and safety equipment.

“Licensed Materials”	has the meaning given in Section 17.1 of this Agreement.

“Manuals”	means the DeWind Inc. Maintenance Manual, DeWind Inc. Operation Manual and DeWind Inc. Installation Manual.

“Mechanical Completion”
shall be deemed to have occurred to the Wind Turbine when (i) the Wind Turbine has been assembled, installed and erected in substantial compliance with the WTG Specifications and the Mechanical Completion Checklist and (ii) the Wind Turbine is ready to commence Commissioning.

“Mechanical Completion Checklist”	means the checklist for determining Mechanical Completion of a Wind Turbine as set forth in Exhibit K: Mechanical Completion Checklist of this Agreement.

“Mechanical Completion Date”	means the date upon which a Wind Turbine is Mechanically Complete.

“Milestone Payment”	has the meaning given in Section 11.2 of this Agreement.

“Milestones”	means those milestones related to the Work to be performed hereunder by Contractor, as identified on the Milestone Schedule.

“Milestone Schedule”	shall mean that schedule of milestones set forth in Exhibit C: Milestone Schedule of this Agreement.

“Nacelle”	Shall mean a Wind Turbine Nacelle.

“Notice to Proceed”	has the meaning given in Section 5.1 of this Agreement.

“Owner”	includes the named Owner identified in the Preamble to this Agreement and its successors and permitted assigns.

“Owner’s Appointed Representative”
means the person(s) or organization appointed from time to time by the Owner to represent the Owner. The Owner shall advise the Contractor in writing of the scope, authority and terms of reference of its appointed representatives and their intended role under the terms of this contract.

“Owner’s Manager”	has the meaning given in Section 4.12 of this Agreement.

“Owners’ Scope of Supply”	means the work, services and items identified on Exhibit P: Owners’ Scope of Supply.

“Project”	has the meaning given in Section 1.1.1 of this Agreement.

“Project Site”	means the site described in Exhibit B: Project Site of this Agreement.

“Project Site Operator”	the named Operator of the project site and its successors and permitted assigns. Compañía Barrick Chile Generación Ltda. Avda. Ricardo Lyon 222, 8th Floor Santiago, Chile

“Prudent Wind Industry Practices”
means the implementation and exercise of those practices, methods and standards in accordance with the degree of judgment and skill that is ordinarily possessed and exercised by (and generally accepted as being appropriate for) organizations who are performing services for electric wind industry projects which are of similar scope, nature and complexity as the project described in this Agreement.

“Punch List”
shall mean and refer to a comprehensive list initially prepared upon Mechanical Completion and then updated upon Facility Substantial Completion of the Wind Turbine identifying those insubstantial details of construction and mechanical adjustment which require repair, completion, correction or re-execution.

“Scheduled Facility Substantial Completion Date”	means the date identified in the Milestone Schedule for completion of Facility Substantial Completion; which date may be adjusted pursuant to the terms and provisions of this Agreement.

“Scheduled Final Completion Date”	means the date which is ninety (90) days after the Facility Substantial Completion Date; which date may be adjusted pursuant to the terms and provisions of this Agreement.

“Tower”	has the meaning given in Section 1.1.1 of this Agreement.

“Turbine Equipment”	has the meaning given in Section 1.1.1 of this Agreement.

“Unloading, Crane and Access Road Requirements”	Means those specifications given for unloading, crane and access road requirements given in Exhibit I: Unloading, Crane and Access Road Requirements.

“Warranty Period”	has the meaning given in Section 4.13 of this Agreement.

“Wind Turbine”	has the meaning given in the Section 1.1.1 of this Agreement.

“Work”	has the meaning given in Section 3.1 of this Agreement.

“WTG Specifications”	means those specifications for the Wind Turbine set forth in Exhibit A: WTG and SCADA Specifications of this Agreement.

3.	Duties and Obligations of Contractor

3.1.
The Contractor hereby covenants and agrees that it shall manufacture and deliver the Turbine Equipment: blades FOB Hamburg (Germany) Dock or location to be specified; and, nacelle and hub FOB TECO Dock, Round Rock, Texas. The Owner shall transport, deliver, unload at the site and install the Turbine Equipment (with supervision of the installation and commissioning by Contractor pursuant to the terms and provisions of this Agreement) and carry out any other work and services reasonably necessary to supply and install the Turbine Equipment in accordance with this Agreement (collectively, the “Work”). Except as otherwise specifically provided in this Agreement, the Contractor’s scope of Work shall terminate at the top (yaw bearings) of the Wind Turbine Tower and at the circuit breaker/controller in the Wind Turbine Tower.

3.2.
For a period of twenty (20) years following the Facility Substantial Completion Date, Contractor agrees to sell to Owner such spare parts as Owner may require for the Turbine Equipment at commercially reasonable and market-competitive pricing, terms and conditions (including reasonable delivery times); provided that such spare parts requested by Owner are still being manufactured as of the date such spare parts are ordered by Owner. To cover the eventuality that the Contractor or its subcontractors cease to trade the Contractor will, at Owners expense, place in an escrow account manufacturing details of key wind turbine components relating to this sale. The Owner will be provided with a copy of the safekeeping instructions which will lay out details governing access to the information that is stored in this account.

3.3.
Title to the Turbine Equipment shall transfer to the Owner upon Owner’s payment of the entire Contract Price to Contractor. Regardless of the passage of title, upon the delivery of each component or part of the Turbine Equipment: blades FOB to Hamburg (Germany) Dock or location to be specified; and, nacelle and hub FOB to TECO Dock, Round Rock, Texas, care, custody and control of, and risk of loss or damage to, such component or part shall thereupon transfer to the Owner.

3.4.
Contractor shall appoint a single representative to act as its manager and as the coordinator of the Agreement on Contractor’s behalf (the “Contractor’s Manager”). The Contractor’s Manager shall act as the liaison for the Contractor’s communications with Owner and shall be responsible for providing all reports due under the Agreement to the Owner. The Contractor’s Manager shall coordinate all activities of Contractor, including but not limited to, reporting activities, communication activities, and insurance procurement and administration.

3.5.
Contractor shall deliver the Turbine Equipment to the port of Hamburg (Germany) or TECO Dock, Round Rock, Texas as appropriate, by the corresponding Delivery Deadline (as identified in the Milestone Schedule). All other Milestones referenced in the Milestone Schedule which are applicable to the Contractor are included therein solely for information purposes and any failure of the Contractor to achieve any such Milestone(s) by any specific date(s) shall not be a breach or default under this Agreement.

3.6.
The Contractor guarantees the following performance parameters for the Wind Turbines: the actual computed energy yield derived from measurements made in accordance with IEC 61400-12 at the generator terminals will be no less than 95% of the theoretical energy yield derived from the warranted power curve (attached in Exhibit S power curve). The target generating availability of each Wind Turbine will be no less than 95% in each calendar year, following a ramp up period of 6 months, subject to the terms and conditions within the availability guarantee (attached in Exhibit T Availability Guarantee). The design lifespan of each Wind Turbine will be 20 years under normal conditions as prescribed under IEC Class III.

3.7.
The contractor, based of the environmental data for the site provided by the owner through May 30, 2007, has determined that the WTG to be supplied is expected to be suitable and safe to fully operate in the Site environmental Conditions as specified in Exhibit Q Site Environmental Conditions.

3.8.
The Contractor will provide the Owner with a full set of manufacturing drawings for the tubular steel Tower, which represent a tower that has been certified by a German certification agency for a design life of at least 20 years under standard (IEC, GL or DIbt) design conditions, that are equal to or exceed the Site environmental Conditions as specified in Exhibit Q Site Environmental Conditions. The Owner will review the design and provide the Contractor with written approval within 4 weeks of receipt of the drawings. In the event that the design proves inadequate for the specific seismic requirements for the site, the Owner will sponsor an appropriate party, after consultation with the Contractor, to incorporate the necessary modifications into the drawings. Such modifications, if required, will be subject to the change order procedure specified in this contract. Any changes to warranty as a result of change order will be detailed in the change order.

3.9.
The Contractor will, at Owner’s expense, support the Owner in the development of a design for the earthing system for the WTG, after the Owner has supplied all necessary site specific information. Contractor will specify the required information. Should this information not be received within 30 days of receipt by Owner of the specification, then a standard lightning protection system will be presented to the Owner.

3.10.
The Contractor will provide the Owner with such engineering assistance and necessary data as is reasonably required by the Owner to obtain the Chilean authorities permitting approvals and for the Owner or its subcontractors to develop the transportation and erection methodologies. This will be limited to the provision of the following documentation. Any additional support or documentation development will be at Owners expense.

Item	Target delivery date
Earthing design and specification as described in section 3.9	TBC
A standard foundation design that meets or exceeds the site conditions, excluding seismic considerations	TBC
Tower design, excluding seismic considerations as described in section 3.8.	TBC
Supporting calculations and load cases for foundation and tower to enable seismic analysis and Chilean design approval to commence, should this be required.	TBC
Lighting protection specification	TBC
WTG weights and lifting data	TBC
WTG installation manual	TBC
WTG operating manual	TBC
WYG maintenance manual	TBC
Specification of site information requirements for earthing design	TBC
Specification of soil investigation requirements	TBC

4.	Duties and Obligations of Owner

4.1.
The Owner shall, at its sole cost and expense, cause the Balance of Plant to be completed, and shall do so in accordance with the Milestone Schedule. “Balance of Plant” means all items and services necessary to complete the Project. The Balance of Plant includes, but is not limited to, civil design and construction work; site facilities; grading, excavation and other preparation of the Project Site; design, engineering, procurement, installation and construction of roads, meteorological stations, foundations (including those for transformers, met masts and Wind Turbines, but excluding the design of a standard WTG foundation), Interconnection Facilities, switchgear and transformer, substation, grid interconnection, electrical works, control works, cable and pipe ducting, and interface hardware apart from the SCADA equipment delivered by the Contractor, maintenance buildings and fiber-optic cabling between Wind Turbine, substation and other points of surveillance; supply, design and construction of those facilities included in (and compliance with) the Exhibit I: Unloading, Crane and Access Road Requirements; supply and installation of met mast if such is deemed necessary by the Owner; transportation from the port of Hamburg or TECO Dock, Round Rock, Texas as applicable to the Project Site; unloading of all Turbine Equipment at the Project Site, erection and installation of all Turbine Equipment in accordance with instructions given by the Contractor’s Supervisor and with the Manuals, achieving Mechanical Completion as to the Wind Turbine, connecting the Project to the transmission grid, energizing the Project; and all other items and services necessary to complete the Project (excluding the Work) in accordance with Prudent Wind Industry Practices. The Owner shall furthermore supply the tower of the wind turbine.

4.2.
Owner acknowledges that, concurrent with the duration of this Agreement, Owner (and/or its contractor(s)) will be supplying, constructing, installing, commissioning and testing the Balance of Plant. In connection therewith, Owner shall (and shall cause its contractors) to cooperate with Contractor to the extent reasonably required to achieve the performance of both the Balance of Plant and permit the Contractor to commission the Turbine Equipment as contemplated under this Agreement.

4.3.
The Owner represents and warrants that it will thoroughly review the Foundation Load Data as provided by the Contractor, and covenants that it shall install and construct the Project foundation such that this satisfies the performance and related specifications identified in such Foundation Load Data. Owner acknowledges responsibility for any problems arising out of any changes to soil bearing properties that arise out of the construction phase and will take all good faith steps to ensure that the geotechnical assessment of the soil is not invalidated by disruption caused during foundation construction.

4.4.
Owner shall secure and pay for all permits, licenses and governmental approvals, certifications and inspections necessary for the execution and completion of the Work and the Contractor shall cooperate with the Owner in the Owner’s efforts to obtain such items.

4.5.	Owner shall comply with, and otherwise provide all service and items required by, Exhibit I: Unloading, Crane and Access Road Requirements

4.6.
Upon delivery of any Turbine Equipment FOB to the port of Hamburg (Germany) and the TECO Dock, Round Rock, Texas, the Owner shall take responsibility for all the Turbine Equipment and exercise its best efforts to cause such Turbine Equipment to be transported to the site as soon as possible. In the event that the Owner fails to take responsibility of the Turbine Equipment within two Business Days after delivery of the same to either port, Contractor may (at Contractor’s option) arrange to keep such equipment stored in a safe and secured storage facility. All costs and expenses associated with Owner’s failure to timely take responsibility of the Turbine Equipment (including, without limitation, all unloading, storage, demurrage and insurance costs) shall be borne solely by Owner, and Owner shall reimburse Contractor for all such costs and expenses within thirty (30) days of Owner’s receipt of an invoice for the same from Contractor. In the event that the Turbine Equipment arrives more than two Business Days in advance of the agreed delivery date to one of the specified ports, the Owner may take responsibility of the Turbine Equipment, but is under no obligation to do so until the agreed milestone delivery date and all costs and expenses associated with the early arrival shall be borne by Contractor.

4.7.	The Owner shall install and erect all of the Turbine Equipment and shall do so in accordance with the Manuals and the instructions given by Contractor’s Supervisor and Prudent Wind Industry Practice.

4.8.
The Owner expressly acknowledges and agrees (i) that the presence of the Contractor’s Supervisor during the installation and the provision of the Manuals to Owner shall not relieve Owner of its responsibility to properly and timely erect, install and Mechanically Complete the Turbine Equipment, and (ii) that, despite the presence of the Contractor’s Supervisor and the provision of such Manuals, (iii) Contractor shall not be deemed to have provided any guaranty, warranty or covenant that the Turbine Equipment will be erected, installed or Mechanically Completed properly or timely, and (iv) Contractor shall not be responsible for any errors, omissions, defects, deficiencies or delays in reference to the erection, installation or Mechanical Completion of the Turbine Equipment, unless if the error, omission, defect, deficiency or delay is attributable to an act or instruction from the Contractor’s Supervisor or the provided Manuals.

4.9.
In the event that the Wind Turbine achieves Mechanical Completion and grid energizing of the Project is not available for more than twenty-four (24) consecutive hours thereafter, the Owner shall (promptly after the expiration of such twenty-four (24) hour period) retain and secure such personnel, equipment and generators as are necessary to spin the Wind Turbine to prevent fretting, corrosion and other deterioration (which spinning the Owner shall also commence promptly after the expiration of any such twenty-four (24) hour period).

4.10.
In the event the Contractor is unable to deliver any Turbine Equipment to the port of Hamburg (Germany) or TECO Dock, Round Rock, Texas as a result of any act or omission by Owner, its contractors or others from whom Owner may be responsible for all costs and expenses incurred in connection with storing such Turbine Equipment at other locations until delivery to the port of Hamburg (Germany) or TECO Dock, Round Rock, Texas is possible, including, without limitation, all rental charges and all transportation and loading/unloading fees.

4.11.
Owner hereby grants to Contractor, its Subcontractors, and to such other persons or entities as Contractor may designate, full right of access to the Project Site during performance of the Work hereunder, subject to permissions and procedures of the Project Site Operator. If full right of access, regardless of the reason hereof is not granted to Contractor, then the turbine is considered taken over by Owner and the Contractor will be relieved from all responsibilities under this Agreement and any outstanding payment shall be due and payable at the time full right of access is not granted.

4.12.
Owner shall appoint a representative to act as its manager and as the coordinator of the Agreement on Owner’s behalf (the “Owner’s Manager”). The Owner’s Manager shall be the Owner’s authorized representative, and who shall receive and initiate all communications from and with the Contractor and be authorized to render binding decisions related to the Project.

4.13.
Provided that the Owner maintains and services the Wind Turbine in accordance with the Manuals, Prudent Wind Industry Practice and the instructions of the Contractor, the Contractor warrants for a period of two (2) years (the Warranty Period) following the Facility Substantial Completion that the Turbine Equipment will be free from defects and deficiencies, as described in Exhibit V: Warranty. If at any time prior to the expiry of the Warranty Period, Owner discovers any failure or breach of a non consumable item and notifies the Contractor in writing of such failure, Contractor at its cost, shall within a reasonable period of time, deliver and install replacement parts at Project Site. The Contractor may at its sole discretion decide to change parts that the Contractor deems can be done by persons other than authorized service persons from Contractor.

5.	Schedule

5.1.
The Contractor shall commence the performance of its obligations under this Agreement upon its receipt of a written notice to proceed from the Owner in the form attached to this Agreement as Exhibit J: Notice to Proceed (the “Notice to Proceed”); it being acknowledged and agreed by Owner that it shall deliver the Notice of Proceed to Contractor within a period of fifteen (15) business days from the date of this agreement. The date of receipt by Contractor of the Notice to Proceed shall be deemed the “Commencement Date”.

5.2.
The Contractor shall deliver the Wind Turbines: blades to the port of Hamburg (Germany), nacelle and hub to the TECO Dock, Round Rock, Texas by the “Delivery Deadline” corresponding to the Milestone Schedule.

5.2.1.
If the Contractor fails to deliver the Wind Turbine to the port of Hamburg (Germany)/TECO Dock, Round Rock, Texas by the corresponding Deadline Delivery Date, then the Owner shall be entitled to recover from the Contractor any reasonable additional project construction costs (the “Delayed Delivery Costs”) caused by such delay, and not as a penalty. The Owner agrees that no costs associated with consequential production loss of the Wind Turbine will be recovered from the Contractor. The Delayed Delivery Costs so claimed shall constitute Owner’s sole and exclusive remedy should the Contractor fail to deliver the Wind Turbine to the port of Hamburg (Germany)/TECO Dock, Round Rock, Texas by the Corresponding Delivery Deadline.

5.2.2.	The Contractor’s aggregate liability for any and all Delayed Delivery Costs as set forth in Section 5.2.1 shall be limited to a maximum of five percent (5%) of the Contract Price.

5.3.
As otherwise indicated in this Agreement, the Owner shall be responsible for erecting and installing the Turbine Equipment and achieving Mechanical Completion with respect to the Wind Turbine. The Owner shall exercise reasonable efforts to achieve Mechanical Completion of the Wind Turbine by the corresponding dates provided in the Milestone Schedule. However, failure by the Owner to achieve Mechanical Completion of the Wind Turbine on or before any specific date shall not be a breach or default under this Agreement.

5.4.	As soon as commercially practicable after the Owner achieves Mechanical Completion as to the Wind Turbine, the Contractor shall take care of Commissioning of the Wind Turbine.

5.5.
The Contractor shall exercise reasonable efforts to achieve Facility Substantial Completion by the Scheduled Facility Substantial Completion Date. However, failure by the Contractor to achieve Facility Substantial Completion by the Scheduled Facility Substantial Completion Date shall not be a breach or default under this Agreement.

5.6.
The Contractor shall exercise reasonable efforts to achieve Final Completion by the Scheduled Final Completion Date. However, failure by the Contractor to achieve Final Completion by the Scheduled Final Completion Date shall not be a breach or default under this Agreement.

6.	Mechanical, commissioning, facility substantial and final completion

6.1.	Mechanical Completion

6.1.1.
When the Owner has erected and installed any of the Wind Turbine according to the instructions in the installation manuals and as instructed by the Contractor’s supervisor, completed the procedures as to this Wind Turbine which is outlined in the Mechanical Completion Checklist and believes that it has achieved Mechanical Completion as to that Wind Turbine, the Owner shall so notify the Client’s Supervisor. Immediately thereafter, the Client’s Supervisor shall conduct those investigations and inspections as he deems necessary or appropriate to determine if Mechanical Completion of the Wind Turbine has in fact been achieved.

6.1.2.
Within one (1) Business Days after the receipt of the Client notice by the Contractor’s Supervisor, the Client’s Supervisor shall either (i) notify the Owner that Mechanical Completion of the Wind Turbine has been achieved, or (ii) notify the Owner that Mechanical Completion of the Wind Turbine has not been achieved and stating the reasons therefore. Should the Client fail to respond to the Owner’s notice within one (1) Business Day period, the corresponding Wind Turbine shall be deemed Mechanically Complete.

6.1.3.
In the event the Client’s Supervisor provides timely notice that Mechanical Completion of the Wind Turbine has not been achieved, the Owner shall immediately correct and/or remedy the defects, deficiencies and other conditions which so prevent Mechanical Completion of the Wind Turbine. Upon completion of such corrective and/or remedial actions, the Owner shall resubmit its notice stating that it believes Mechanical Completion of the Wind Turbine has been achieved and the foregoing procedures shall be repeated until Mechanical Completion of the Wind Turbine has in fact been achieved.

6.1.4.
Once the Wind Turbine is deemed to have achieved Mechanical Completion, the Contractor and the Owner shall execute a “Certificate of Mechanical Completion” (in the form attached hereto as Exhibit L Form of Certification of Mechanical Completion) establishing and identifying the Mechanical Completion Date of the Wind Turbine, which date shall be the date the Owner sent the notice to Client indicating achievement of Mechanical Completion.

6.2.	Commissioning

6.2.1.
After the Mechanical Completion of the Wind Turbine, the Contractor shall commence the initial operation of such Wind Turbine (i.e., the Commissioning of the Wind Turbine) and shall continue with such operation until the Facility Substantial Completion Date. All costs incurred for the Commissioning of a Wind Turbine shall be borne by Contractor.

6.2.1.1.
When the Contractor has completed the procedures as to the Wind Turbine outlined in the Commissioning Test and Inspection Procedures and believes that it has achieved Commissioning to said Wind Turbine, the Contractor’s Supervisor shall so notify the Owner. Immediately thereafter, the Owner (or the Owner’s Appointed Representative) shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Commissioning of the Wind Turbine has in fact been achieved. Within one Business Day after the receipt of the Contractor’s notice by the Owner, the Owner (or the Owner’s Appointed Representative) shall either (i) notify the Contractor’s Supervisor that Commissioning of the Wind Turbine has been achieved, or (ii) notify the Contractor’s Supervisor that Commissioning of the Wind Turbine has not been achieved and stating the reasons therefore. Should the Owner (or the Owner’s Appointed Representative) fail to respond to the Contractor’s notice within such One Business Day period, the corresponding Wind Turbine shall be deemed Commissioned.

6.2.1.2.
In the event the Owner (or the Owner’s Appointed Representative) provides timely notice that Commissioning of the Wind Turbine has not been achieved, the Contractor shall immediately correct and/or remedy the defects, deficiencies and other conditions which so prevent Commissioning of the Wind Turbine. Upon completion of such corrective and/or remedial actions, the Contractor shall resubmit its notice stating that it believes Commissioning of the Wind Turbine has been achieved and the foregoing procedures shall be repeated until Commissioning of the Wind Turbine has in fact been achieved.

6.2.1.3.
Once the Wind Turbine is deemed Commissioned, the Contractor and the Owner shall thereafter execute a “Certificate of Commissioning” (in the form attached hereto as Exhibit M: Form of Certification of Commissioning) establishing and identifying the Commissioning date of the Wind Turbine, which date shall be the date the Contractor sent the notice to Owner indicating achievement of Commissioning.

6.3.	Facility Substantial Completion

6.3.1.
When the Contractor believes that it has achieved its responsibilities with respect to Facility Substantial Completion, the Contractor’s Supervisor shall so notify the Owner. Immediately thereafter, the Owner (or the Owner’s Appointed Representative) shall conduct those investigations and inspections as it deems necessary or appropriate to determine if the Contractors responsibilities with respect to Facility Substantial Completion has in fact been achieved. Within one Business Day after the receipt of the Contractor’s Supervisors notice by the Owner, the Owner (or the Owner’s Appointed Representative) shall either (i) notify the Contractor that Facility Substantial Completion has been achieved, or (ii) notify the Contractor that its responsibilities with respect to Facility Substantial Completion has not been achieved and stating the reasons therefore. Should the Owner (or the Owner’s Appointed Representative) fail to respond to the Contractor’s notice within one Business Day period, Facility Substantial Completion shall be deemed to have been achieved.

6.3.2.
In the event the Owner (or the Owner’s Appointed Representative) provides timely notice that Facility Substantial Completion has not been achieved, the Contractor shall immediately initiate steps to correct and/or remedy the defects, deficiencies and other conditions which so prevent Facility Substantial Completion associated with the turbines and their commissioning. The foregoing procedures shall be repeated until the date Facility Substantial Completion has in fact been achieved.

6.3.3.
Once Facility Substantial Completion is deemed to have been achieved, the Contractor and the Owner shall execute a “Certificate of Facility Substantial Completion” (in the form attached hereto as Exhibit N: Form of Certificate of Facility Substantial Completion establishing and identifying the Facility Substantial Completion Date, which date shall be the date the Contractor sent the notice to Owner indicating achievement of Facility Substantial Completion.

6.3.4.
From the Facility Substantial Completion Date and throughout the lifetime of the Wind Turbine, the Contractor is granted the right to monitor the Wind Turbine in order for the Contractor to obtain operating data for reference purposes. All or any raw data so gathered shall be made available to the Owner if requested.

6.4.	Final Completion

6.4.1.
When the Contractor believes that it has achieved Final Completion with respect to its responsibilities, the Contractor’s Supervisor shall so notify the Owner. Immediately thereafter, the Owner (or the Owner’s Appointed Representative) shall conduct those investigations and inspections as it deems necessary or appropriate to determine if Final Completion with respect to the Contractor’s responsibilities has in fact been achieved. Within one Business Day after the receipt of the Contractor’s notice by the Owner, the Owner shall either (i) notify the Contractor that Final Completion has been achieved, or (ii) notify the Contractor that Final Completion has not been achieved and stating the reasons therefore. Should the Owner fail to respond to the Contractor’s notice within such one Business Day period, Final Completion shall be deemed to have been achieved.

6.4.2.
In the event the Owner (or the Owner’s Appointed Representative) provides timely notice that Final Completion has not been achieved, the Contractor shall, at its sole cost and expense, immediately take steps to correct and/or remedy the defects, deficiencies and other conditions which so prevent Final Completion associated with the turbines and their commissioning. Upon completion of such corrective and/or remedial actions, the Contractor’s Supervisor shall resubmit its notice stating that it believes Final Completion has been achieved and the foregoing procedures shall be repeated until Final Completion has in fact been achieved.

6.4.3.
Once Final Completion is deemed to have been achieved, the Contractor and the Owner shall thereafter execute a “Certificate of Final Completion” (in the form attached hereto as Exhibit O: Form of Certificate of Final Completion) establishing and identifying the Final Completion Date, which date shall be the date the Contractor sent the notice to Owner indicating achievement of Final Completion.

7.	Excusable events

7.1.
Contractor shall be entitled to an equitable adjustment in the Contract Price and the Milestone Schedule (including, without limitation, the Delivery Deadline) upon the occurrence of an Excusable Event. For purposes of this Agreement, an “Excusable Event” shall mean and refer to:

7.1.1.
Delays or interference with the Work resulting from the acts or omissions of Owner, its contractors, subcontractors, employees or other parties for whom the Owner may be liable (including, without limitation, any contractors or subcontractors performing the Balance of Plant);

7.1.2.	The occurrence of a Force Majeure event;

7.1.3.	The discovery of concealed or unknown physical conditions at the Project Site;

7.1.4.	The discovery of any Hazardous Substances at the Project Site for which the Contractor is not responsible as provided in this Agreement;

7.1.5.	A Change in Law;

7.1.6.
The failure of the Owner to acquire any of the permits or other items which the Owner is required to obtain pursuant to Section 4.4, including, without limitation, the failure to acquire such permits in a timely fashion so that Contractor may perform the Work;

7.1.7.	The suspension of the Work in whole or in part by the Owner pursuant to the terms of this Agreement;

7.1.8.	Stoppages in the Work which occur pursuant to the terms and provisions of Section 15.4;

7.1.9.	Failure of the Owner to:

7.1.9.1.	Complete any portion of the Balance of Plant by the corresponding deadline provided in the Milestone Schedule;

7.1.9.2.	Supply the tower of the wind turbine;

7.1.9.3.	Supply of the foundation;

7.1.9.4.	Comply with Exhibit I: Unloading, Crane and Access Road Requirements.

7.1.9.5.
To install the Interconnection Facilities and to energize the Project by the dates set forth in the Milestone Schedule as a result of any acts or omissions by Owner, its contractors or others for whom Owner may be responsible.

7.1.9.6.
To properly and timely complete any portion of the Balance of Plant, including without limitation, the failure to erect, install and Mechanically Complete the Turbine Equipment in accordance with the Manuals and the instructions given by Contactor’s Supervisor or

7.1.9.7.	Deliver the Notice to Proceed to the Contractor within a period of fifteen (15) business days from the date of this agreement.

7.2.
Once the Parties have mutually agreed as to the adjustment in the Contract Price and/or the Milestone Schedule, if any, due to the occurrence of an Excusable Event, they shall enter into a Change Order reflecting their agreement as to the same.

8.	Change Orders

8.1.
A “Change Order” is a written instrument signed by the Owner and Contractor, stating their mutual agreement upon all of the following: (i) a change in the Work; (ii) the amount of the adjustment in the Contract Price, if any (iii) the adjustment to warranties given, if any; and (iv) the extent of the adjustment in the Milestone Schedule, if any.

8.2.
Notwithstanding anything to the contrary contained in this Agreement, the Contractor shall not be obligated to proceed with any change in the Work requested by Owner unless and until a Change Order is executed by the Parties in relation to such change. Further, the Contractor shall not be required to implement a requested change in the Work by Owner if Contractor reasonably believes the implementation of such change could impair its ability to achieve any of the performance guarantees, warranties or covenants set forth in this Agreement.

9.	Hazardous Substances

9.1.
Owner shall bear all costs and expenses and shall be solely liable for any response, removal, investigation, cleanup, or other remedial action required by applicable environmental laws related to any Hazardous Substance introduced to the Project Site by any party other than the Contractor or its Subcontractors.

9.2.
To the fullest extent permitted by law, Owner shall indemnify, defend and hold harmless the Contractor, and its parent company, officers, directors, employees, agents, affiliates, and representatives, from and against any and all claims, demands, suits, liabilities, fines, injuries (personal or bodily), property damage, causes of action, losses, costs, expenses, damages or penalties, including, without limitation, court costs and reasonable attorneys’ fees, arising out of, or resulting from, or occasioned by or in connection with any Hazardous Substance, existing at, in, on or under the Project Site, unless the same is introduced to the Project Site by any party other than the Contractor or its Subcontractors.

10.	Limitation of Liability

10.1.
Notwithstanding anything to the contrary contained in this Agreement, in no event shall Contractor, its parent company, affiliates, contractors, subcontractors, consultants, vendors, Contractors and agents be liable, alone or in the aggregate, to Owner for any damages, claims, demands, suits, causes of action, losses, costs, expenses and/or liabilities related in any manner to this Agreement in excess of an amount equal to fifteen percent (15%) of the Contract Price, regardless of whether such liability arises out of breach of contract, guarantee or warranty, tort, product liability, indemnity, contribution, strict liability or any other legal theory; provided, however, the preceding limitation of liability shall not apply to, and no credit shall be issued against such liability for, Contractor’s indemnity obligations set forth in Sections 13.1 solely as they relate to claims by third parties for bodily injury or property damage.

10.2.
Notwithstanding anything to the contrary contained in this Agreement, Owner and Contractor waive all claims against each other (and against each other’s parent company, affiliates, contractors, subcontractors, consultants, vendors, Contractors and agents) for any consequential, incidental, indirect, special, exemplary or punitive damages (including, but not limited to, loss of actual or anticipated profits, revenues or product; loss by reason of shutdown or non-operation; increased expense of operation, borrowing or financing; loss of use or productivity; or increased cost of capital), and regardless of whether any such claim arises out of breach of contract or guarantee, tort, product liability, indemnity, contribution, strict liability or any other legal theory. Any consequential, incidental, indirect, special, and exemplary or punitive damages incurred by the Contractor or Owner in relation to a third party shall, for all purposes of this Agreement, be deemed consequential, incidental, indirect, special, and exemplary or punitive damages in relation to any claim brought by the Contractor or Owner against the other party to this Agreement. Any liquidated damages payable by Contractor under this Agreement shall not be deemed consequential damages for purposes of this Agreement.

11.	Contract Price and Payment

11.1.
The Owner shall pay the Contractor for the due, proper and complete performance of the Work as required hereunder, the “Contract Price” of [***] subject to additions and deductions by Change Order as provided in this Agreement. The Contract Price shall be paid to the Contractor in US$.

11.2.	Upon completion of the following Milestones, the corresponding portion of the Contract Price shall be due and payable to Contractor (each, a “Milestone Payment”):

[***]   This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Milestone	Milestone Payment

Signing of this Agreement	[***]

Issue of Notice to Proceed	[***]

Delivery of Turbine Equipment FOB Hamburg / FOB TECO	[***]

the date upon which Facility Substantial Completion is achieved	[***]

the date upon which Final Completion is achieved	[***]

11.2.1.
The contractor is to provide all Wind Turbine components as one consignment for import into Chile except the tower which is supplied by the Owner. In the event that components are shipped or delivered as multiple consignments of more than two, the Owner will be entitled to recover any additional costs associated with accepting the multiple consignments from the Contractor.

11.2.2.	The Delivery deadline date for consignments to the port of Hamburg and TECO Dock, Round Rock, Texas will be April 30th, 2008.

11.2.3.
Within fifteen (15) business days after receipt of each application for Payment, the Owner shall pay directly to the account of Contractor, as identified in Exhibit D: Contractor’s Account for Progress Payments, the amount properly due with respect to each such application. The Notice to Proceed will be issued by the Owner to the Contractor within a period of fifteen (15) business days from the date of this agreement.

[***]   This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

11.2.4.
Contractor will provide Owner with a Parent Company Guarantee in the form attached to this agreement as Exhibit R Parent Company Guarantee to cover any advance payments prior to delivery FOB Hamburg / FOB TECO which shall expire on such delivery. Contractor will then replace the Parent Company Guarantee as attached in Exhibit R with a Parent Company Operating Guarantee (as attached in Exhibit U Contractor’s Parent Company Operating Guarantee) for the sole benefit of Owner to a value of USD 500,000 to remain in effect until expiry of the Turbine Manufacturer’s warranty.

11.2.5.
Not more than five (5) business days from the date the Turbine Equipment leaves the factory for the Port of Hamburg/ TECO Dock, Round Rock, Texas, Contractor will provide Owner with proof of loading onto transport.

11.2.6.
Should the Owner fail to pay any undisputed amount to Contractor when the same is due, Contractor may, without prejudice to any other rights or remedies it may have under this Agreement, stop its performance of the Work, subject to giving the Owner 14 days notice in writing of the intention to suspend the works, until payment of the amount owing has been received by Contractor. In the event that such action is subsequently found to be a result of default by the Contractor, the Owner shall be entitled to recover any reasonable costs incurred as a result of the Contractor’s decision to suspend the works.

12.	Representations and warranties of the Parties

The Parties hereby represent and warrant as follows:

12.1.	The Contractor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, USA.

12.2.
The execution, delivery and performance of this Agreement by the Parties have been duly authorized by all necessary corporate action on the part of the Parties and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of the Parties or any other party to any other agreement with the Parties.

12.3.
This Agreement has been duly executed and delivered by the Parties. This Agreement constitutes the legal, valid, binding and enforceable obligation of the Parties, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by principles of equity.

12.4.
No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any governmental authority is required on the part of Parties in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Parties anticipates will be timely obtained in the ordinary course of performance of this Agreement.

13.	Mutual indemnity and indemnification for infringement

13.1.
Owner, as one party, and Contractor, as the other party, agree to defend, indemnify and hold each other, and each other’s lenders, parent company, affiliates, officers, directors, agents and employees, harmless from and against any claims, losses, damages or liabilities (including, but not limited to, reasonable attorneys’ fees and court costs, but excluding consequential damages) on account of any claim by a third party for bodily injury or property damage against the indemnified party caused by the negligent act or omission, or willful misconduct, of the indemnifying party or the indemnifying party’s employees, contractors, subcontractors or agents, in connection with the performance of their respective obligations under this Agreement.

14.	Insurance

14.1.
The Owner and the Contractor shall each procure and maintain the insurance coverage identified in Exhibit F: Insurance Coverage, and shall do so in accordance with the terms and conditions of such Exhibit.

15.	Default, cure, remedies

Contractor Default

15.1.	The occurrence of any one or more of the following matters constitutes a default by the Contractor under this Agreement:

15.1.1.	Contractor becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts;

15.1.2.	Contractor makes a general assignment for the benefit of creditors;

15.1.3.	Insolvency, receivership, reorganization, or bankruptcy proceedings are commenced by or against Contractor;

15.1.4.	Contractor assigns or transfers the Agreement or any right or interest herein, except as expressly permitted herein (as in Section 19.2 of this Agreement);

15.1.5.	Any material representation or warranty made by Contractor herein was false or intentionally misleading when made; or

15.1.6.
Contractor fails to perform any material term or provision of this Agreement, and such failure continues for thirty (30) days following receipt of written notice from Owner to cure such failure; provided, however, if such failure cannot with due diligence be remedied by Contractor within such thirty (30) day period, and the Contractor shall have diligently prosecuted the remedying of such failure within such thirty (30) days, such period shall be extended by such additional time period as may be reasonably required by Contractor to cure such failure; or

15.2.
In the event Contractor is in default pursuant to Section 15.1, Owner shall have the following rights and remedies, in addition to those rights and remedies that may be available to Owner at law or in equity, and Contractor shall have the following obligations:

15.2.1.	Owner, without prejudice to any of its other rights or remedies, may terminate this Agreement forthwith by delivery of a written notice of termination to Contractor;

15.2.2.
Upon termination of this Agreement following a default by Contractor, Contractor shall withdraw from the Project Site, shall assign to Owner Contractor’s subcontracts, and shall remove any debris or waste materials generated by Contractor in the performance of the Work hereunder; and.

15.2.3.	Owner shall thereupon have the right to have the Work hereunder completed.

15.3.
Upon the occurrence of a Contractor Default, the Owner may, without prejudice to any other right or remedy the Owner may have under this Agreement or at law and/or in equity, terminate the Agreement and/or the Contractor’s right to perform the Work.

Owner Default

15.4.	The occurrence of any one or more of the following matters constitutes a default by the Owner under this Agreement:

15.4.1.	Owner becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts;

15.4.2.	Owner makes a general assignment for the benefit of creditors;

15.4.3.	Insolvency, receivership, reorganization or bankruptcy proceedings are commenced by or against Owner;

15.4.4.	Owner assigns or transfers this Agreement or any right or interest therein, except as otherwise expressly permitted hereunder;

15.4.5.	Any material representation or warranty made by the Owner herein was false or intentionally misleading when made;

15.4.6.
Owner fails to make any payment to Contractor when due pursuant to the terms of this Agreement, and such failure continues for thirty (30) days following receipt of written notice from Contractor to cure such failure; or

15.4.7.
Owner fails to perform any material term or provision of this Agreement (excluding its payment obligations as addressed in the preceding subsection 15.4.6) and such failure continues for thirty (30) following receipt of written notice from Contractor to cure such failure; provided, however, if such failure cannot with due diligence be remedied by Owner within such thirty (30) day period, and the Owner shall have diligently prosecuted the remedying of such failure within such thirty (30) days, such period shall be extended by such additional time period as may be reasonably required by Owner to cure such failure;

15.5.
In the event that Owner is in default pursuant to Section 15.4, Contractor may, without prejudice to any other rights or remedies it may have under this Agreement or at law or in equity, elect to terminate this Agreement by giving written notice of termination to Owner. In addition thereto, Contractor shall have all other rights and remedies to which it is entitled under this Agreement and/or at law or in equity.

16.	Additional termination rights

16.1.
If the Work, or a material portion thereof, is suspended by the Owner for more than twelve (12) consecutive months pursuant to the terms of Section 16.2 or is delayed or interrupted for more than twelve (12) consecutive months by reason of a Force Majeure event, the Contractor may, in either such case, terminate this Agreement by providing written notice thereof to Owner. In the event this Agreement is so terminated, the Contractor shall be entitled to payment from Owner for all Work performed by Contractor to the date of termination and reimbursement for all demobilization costs incurred by Contractor and for all cancellation charges payable by Contractor to its Subcontractors.

16.2.
The Owner may, without cause, order the Contractor to suspend the Work in whole or in part for such period of time as the Owner may determine. Any such suspension shall commence on the fifth (5) day after Contractor’s receipt of written notice thereof from Owner. The Contractor shall resume any suspended Work within ten (10) days of Owner’s written notice directing the same. In the event the Work is so suspended, the Contractor shall be entitled to payment from Owner for all Work performed by Contractor to the date of suspension and reimbursement for all costs incurred by Contractor and for all cancellation or suspension charges payable by Contractor to its Subcontractors.

17.	Confidentiality and intellectual property

17.1.
The WTG Specifications and any other drawings, specifications, designs, plans, other documents and software prepared by or on behalf of the Contractor and/or Subcontractors in connection with the Turbine Equipment or the Work (collectively, the “Licensed Materials”), and all Intellectual Property Rights, if any, relating to the Licensed Materials or the contents of or concepts embodied in the Licensed Materials, are and shall remain the exclusive property of the Contractor or the Subcontractors, as the case may be. Subject to the Owner’s payment of the entire Contract Price, the Contractor hereby grants and will cause to be granted and delivered to the Owner from Subcontractors, whichever is appropriate, a paid-up, non-exclusive, world-wide license for the Owner to use, reproduce and have reproduced such Licensed Materials for use as set forth in this Agreement subject to the restrictions set forth below:

17.1.1.
All Intellectual Property Rights in or relating to any of the Licensed Materials shall remain the property of the Contractor or the appropriate Subcontractor, whether or not the Turbine Equipment is installed; and

17.1.2.
The Owner shall not, without the prior written consent of the Contractor, use such Licensed Materials, in whole or in part, in relation to any project other than the Project. The Owner may only use such Licensed Materials for the operation, maintenance and repair of the Turbine Equipment after Final Completion.

17.1.3.	The Owner shall not modify, change or alter the Licensed Materials.

17.1.4.
The Owner shall indemnify, defend and hold harmless the Contractor and its Subcontractors for any costs, expenses or liabilities incurred by the Contractor or its Subcontractors by reason of any misuse or incorrect use by the Owner of the Licensed Materials.

17.2.
The Owner and the Contractor each agree to keep confidential the terms and provisions of this Agreement and the Licensed Material, upon receipt from the other party, any documentation or information which is supplied in written form or orally (collectively the “Confidential Information”). The Parties will grant access to such documentation and information only to their respective employees and authorized operators, subcontractors and agents whose access is necessary to fulfill the terms of this Agreement, who shall be bound by the terms and provisions of this Section.

17.3.
The Contractor shall keep confidential all details of the Project and any of the Parties involved. Publication in any form of information relating to the Project or its Parties will be subject to Owner’s written approval.

17.4.
The Owner may use Confidential Information of the Contractor for the repair, operation and maintenance of the Turbine Equipment, provided that the Owner makes any third party with which such confidential information is shared subject to a written confidentiality provision with terms identical to those set forth herein. Each Party shall be liable for the disclosure of Confidential Information by any of its respective employees, contractors, subcontractors, representatives or agents. In addition, the Parties shall have no obligation with respect to any such documentation or information which (i) is or becomes publicly known through no act of the receiving Party, (ii) is approved for release by written authorization of the disclosing Party, (iii) is required to be disclosed by the receiving Party pursuant to a legal process (provided that the receiving party uses commercially reasonably efforts to avoid disclosure of such Confidential Information and prior to furnishing such Confidential Information, the receiving party notifies the disclosing party and gives the disclosing party the opportunity to object to the disclosure and/or seek a protective order or (iv) has been rightfully furnished to the receiving Party without any restriction on use or disclosure and not in violation of the rights of the other Party. Nothing in this Agreement shall bar the right of either Party to seek and obtain from any court injunctive relief against conduct or threatened conduct which violates this Section.

18.	Governing law

18.1.	This Agreement shall be governed by, and shall be construed in accordance with the laws of the State of California, USA.

18.2.
Any dispute in connection with this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association. The arbitration procedure shall take place in Los Angeles, California and shall be carried out in the English Language.

19.	General provisions

19.1.
No delay or omission by the Parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion.

19.2.
Neither Contractor nor Owner may assign, convey or transfer this Agreement, in whole or in part, except upon the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

19.3.
Notwithstanding anything to the contrary contained in this Agreement, Owner covenants and agrees that, after the Final Completion Date, Owner will not assert against Contractor any claims or causes of action of any nature whatsoever (whether stated in contract, tort or other legal theory) arising out of this Agreement and/or the performance of the Work by Contractor hereunder.

19.4.	This Agreement may be modified or amended only by an instrument in writing signed by the Parties hereto.

19.5.
In the event any provision of this Agreement is found to be invalid or unenforceable, the Parties agree that this shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

19.6.	This Agreement replaces all previous agreements or statements, both oral and written, relating to the subject matter hereof.

19.7.	Any document, manual, certificate or notice required or authorized to be given hereunder for the operation of the Project shall be provided in the English language.

19.8.	This Agreement may be executed by the Parties in one or more counterparts, all of which taken together, shall constitute one and the same instrument.

DeWind Inc.		Enerserve Limited

By:	/s/ Benton Wilcoxon	By:	/s/ Tim Adams
	Name: Benton Wilcoxon		Name: Tim Adams
	Title: President		Title: Managing Director

Exhibit A: WTG and SCADA Specifications

Exhibit B: Project Site

Exhibit C: Milestone Schedule

Exhibit D: Contractor’s Account for Progress Payments

Exhibit F: Insurance Coverage

Exhibit G: Commissioning Test and Inspection Procedures

Exhibit H: Deleted

Exhibit I: Unloading, Crane and Access Road Requirements

Exhibit J: Notice to Proceed

Exhibit K: Mechanical Completion Checklist

Exhibit L: Form of Certificate of Mechanical Completion

Exhibit M: Form of Certification of Commissioning

Exhibit N: Form of Certificate of Facility Substantial Completion

Exhibit O: Form of Certificate of Final Completion

Exhibit P: Owners’ Scope of Supply

Exhibit Q: Site Environmental Conditions

Exhibit R: Parent Company Guarantee

Exhibit S: Power Curve

Exhibit T: Availability Guarantee

Exhibit U: Parent Company Operating Guarantee

Exhibit V: Warranty

Exhibit A - Wind Turbine Generator and SCADA Specification

2026 McGaw Avenue, Irvine, California, 92614, USA

Technical Specification

DeWind D8

2000kW Wind Turbine

1	Design of the wind turbine

The DeWind D8 is a three-blade upwind turbine with pitch control and horizontal axis. The turbine has a rated power of 2000 kW and can be supplied with different hub heights to suit the particular site conditions and planning requirements.

The outstanding features of the DeWind D8 are effective utilisation of the available wind, quiet operation, good grid compatibility, longevity and attractive design. The turbine operates with variable rotor speed and is thus capable of producing electric power efficiently at low wind speeds, and utilising the energy of gusts without overloading the grid or turbine components. The combination of a double-fed asynchronous generator with a state of the art IGBT converter isolates grid voltage and frequency from the generator speed thus enabling connection of the turbine to most power supply networks.

Table 1. General technical data

	Unit	Value
Type		Variable speed horizontal axis wind turbine with 3-blade rotor, double-fed asynchronous generator and pitch control
Rated power	kW	2000
Rotor diameter	m	80
Hub height	m	60/80	100
Wind zone DIBT		III	II
Wind class GL		II	III
Power control		via common pitch control
Cut-in wind speed	m/s	3
Nominal wind speed	m/s	13.5
Shutdown wind speed	m/s	25
Survival wind speed	m/s	57.4	49.8
Rated speed rotor	1/min	18.0
Speed range rotor	1/min	11.1 - 20.7
Speed control		via common pitch control
Speed limitation		Common pitch control and single blade pitch control
Main braking system		2 separate safety systems consisting of common pitch control and single blade pitch control
Service brake		Disc brake
Lightning protection		Lightning arrestor built into the rotor blades

Note:	Our range of products is subject to a programme of continuous development; the equipment supplied may vary in detail from this specification.

Main Nacelle Components

1	2	3	4	5	6	7	8

9	10	11	12	13	14	15	16

1	Rotor Locking Device	9	Yaw Drive
2	Main Bearing	10	Yaw Bearing
3	Rotor Shaft	11	Base Frame (front part)
4	Gearbox	12	Base Frame (rear part)
5	Coupling and Brake	13	Nacelle Entrance
6	Generator with Heat Exchanger	14	Hydraulic Unit
7	Nacelle wind measuring mast	15	Control Cabinet
8	Nacelle Housing	16	Heat Exchanger Gearbox

2	Main shaft

The main shaft of the DeWind D8 is forged of high-grade heat-treated steel and supported at the shaft end by a robust spherical roller bearing that absorbs all rotor forces. Connection to the gearbox is by a clamp ring. Within the gearbox, the main shaft is mounted in a cylindrical roller bearing.

The main shaft is hollow inside. The pressure and return piping for the pitch cylinders in the rotor hub as well as the electrical connections to the pitch angle limit switches are installed through the middle of the main shaft.

3	Rotor

The rotor consists of a highly tensile cast iron hub to which are fixed three rotor blades pivoted about their longitudinal axis. The equipment for the hydraulic pitch control system is accommodated inside the rotor hub.

The aerodynamically and acoustically optimised rotor blades are manufactured of carbon and glass fibre reinforced plastics and have an integrated lightning protection of laminated aluminium section. They are bolted to the rotor hub. The hub is protected against environmental influences by a GRP spinner. Both spinner and hub are painted Light Grey (RAL 7035). The blades are painted Traffic White (RAL 9016).

Table 2. Technical data - rotor

	Unit	Value
Rotor diameter	m	80
Number of rotor blades	piece	3
Swept area	m2	5027
Length of blades	m	39,1
Hub material		Ductile cast iron
Blade material		CFP / GFP
Weight per blade	t	6.65
Weight of the complete hub without blades	t	20.7

4	Pitch system

The task of the pitch control system is to match the rotor blade position to match the available wind. Thus, aerodynamically flow conditions are always optimised on the rotor blades; a prerequisite for quiet and effective operation minimising wind turbine structural loadings. At and above nominal rated wind speed, the power output is limited to rated power. At high wind speeds, the pitch system acts as the aerodynamic main brake.

Two hydraulic systems that are independent of each other control the adjustment of the blades. The first system is for common pitch control. It consists of three hydraulic cylinders arranged in the hub, which move the rotor blades together via a linking mechanism. Hydraulic accumulators accommodated in the nacelle give a back-up operational capability of the braking system in the unlikely event of failure of the hydraulic unit.

The second system is for single pitch control. To accomplish this, each rotor blade uses its own adjusting cylinder (safety cylinder) that moves the rotor blade independently of the other pitch cylinders. Each of these safety cylinders is backed up by its own hydraulic accumulator so that in the event of failure of the main hydraulic system the blade can always be moved into the feathered position.

Table 3. Technical data - pitch system

	Unit	Value
Arrangement		in the centre of the rotor hub
Drive		hydraulic
Function		Single pitch control and central pitch control
Maximum pitch control speed single pitch control	°/s
Maximum pitch angle single pitch control	°	46
Maximum pitch control speed common pitch control	°/s
Maximum pitch angle common pitch control	°	45
Maximum pitch control speed in total	°/s
Maximum pitch angle in total	°	91

5	Gearbox

The D8 wind turbine is equipped with a three-step high performance gearbox. The first step is a planetary gear; the two other steps are spur gears. Using this combination ensures, compact construction and high efficiency. The helical gearing minimises the noise level. The noise is reduced further by using rubber mountings to isolate the structure-borne noise of the gearbox from the mainframe.

In order to maintain the temperature of the gear oil within an optimum range, it is cooled during operation. The gear oil is also passed through a full-flow filter to ISO/DIS 4406 15/12 in order to minimise wear.

The gear oil is preheated ready for start-up in cold weather by an immersion heater rated at 1.5 kW.

Table 4. Technical data - gearbox

	Unit	Value
Construction		Three-step planetary gear with helical gearing
Reduction ratio		1:94.4
Nominal mechanical power	kW	2,160
Rated input torque	kNm	1,120
Rated output torque	Nm	11,800
Max. braking torque	Nm	16,940
Lubrication		Force-feed and oil bath lubrication
Amount of oil	l	approx. 420
Weight	t	19.0

6	Generator

The DeWind D8 is equipped with a double-fed asynchronous generator coupled with a frequency converter using IGBT technology. This enables the wind turbine to operate with variable speeds within a wide slip range. Power fluctuations, such as those caused by gusts, are almost completely avoided and the mechanical components are exposed to less stress.

The generator is enclosed and cooled by an air/air heat exchanger. Slip rings and brush holders are accommodated in a separate enclosure.

Table 5. Technical data - generator

	Unit	Value
Rated power	kW	2000
Construction		Double-fed 4-pole asynchronous generator
Cooling		Air/Air Heat exchanger
Rated voltage	V	690
Rated current In	A	1675
Frequency	Hz	50 / 60
Synchronous speed	1/min	1500
Slip range	%	± 30
Speed range	1/min	500 - 1950
Operating mode		S1
Protection class generator		IP 54
Protection class rotor sliprings		IP 23
Weight	t	8

7	Converter

The air-cooled IGBT converter operates in a four-quadrant mode. Output voltage and frequency of the generator/converter system are regulated by controlling the exciting current and frequency of the rotor winding. This is achieved by a microprocessor controlled power electronic controller, which triggers the IGBT elements using a pulse width modulation technique so that an almost pure sinusoidal voltage is produced at the output.

Table 6. Technical data - converter

	Unit	Value
Construction		IGBT converter
Type of modulation		Pulse width modulation
Operating mode		Four-quadrant operation
Kimax = Imax / Ing		1.1
Flicker coefficient		approx. <10
Harmonic distortion factor	%	approx. 1

8	Grid connection

The generator output at 690V is stepped up for grid connection by an output transformer. The output transformer provides the connection to the required collector network.

The transformer is of the hermetically sealed, liquid immersed type constructed to IEC 60076. The coolant comprises a synthetic oil that is non-toxic and biodegradable, having a low flammability characteristic.

Connection of the system to the grid is made after synchronisation through a power switch that also includes protective functions in the event of overload or short-circuit.

A three-phase mains monitoring relay is used to monitor voltage and frequency deviations. Power surge and undervoltage, over-frequency and under-frequency, brief interruptions, current asymmetry and phase relationships are monitored. In the event of deviations, the wind turbine will be automatically disconnected from the grid and reconnected as required to meet the local requirements.

9	Braking system

The pitch control system acts as the speed control method and also as the main aerodynamic brake of the DeWind D8. By turning the rotor blades out of the wind, the turbine will be slowed down as part of the shutdown procedure as necessary in case of failure. Two pitch systems that are independent of each other are used.

The first braking system is the common pitch control. This system adjusts the three rotor blades simultaneously via a linking mechanism. It is backed up by accumulators located in the nacelle so that in case of failure of the main hydraulic pumps the wind turbine can be brought to a safe condition.

The second braking system is by single blade pitch control. It consists of three hydraulic cylinders that each move one blade. The three cylinders operate independently of each other so that also in case of failure of one cylinder the remaining ones can still operate. Each cylinder is protected by its own accumulator so that the wind turbine can be slowed down if the hydraulic system of the wind turbine should fail.

A hydraulically actuated disc brake mounted on the high-speed shaft between gearbox and generator acts as a service brake. It can be used at wind speeds up to 15 m/s (10 min mean value) in order to support the braking effect of the hydraulic braking systems. The disc brake is also used to lock the rotor during inspection and service operations.

10	Hydraulic system

A hydraulic unit supplies oil at high pressure to the pitch control systems, the yaw brakes and the service brake.

The hydraulic system comprises the oil tank, pumps, distribution unit, hydraulic piping, valves, filters, cylinders and accumulators. The supply lines of the pitch cylinder are led through the hollow main shaft with a rotating union for the transition of the hydraulic pipelines from the fixed to the rotating part of the shaft.

In order to maintain the high degree of purity of the hydraulic oil, a pressure filter is provided in the supply piping to the pitch systems. Additionally, the oil circuits are flushed periodically and before each start, so that fresh filtered oil is pumped from the tank into the oil circuits of the pitch control system.

The pumps used are two gear wheel pumps driven by electric motors, one pump each supplying one of the pitch systems. The power supply for the pumps is not shutdown under fault conditions i.e. they will not be switched off following an emergency stop of the wind turbine so that the hydraulic system remains operational.

The hydraulic system is equipped with several accumulators that are independent of each other in order to bring the wind turbine into a safe condition in case of power failure. Accumulators in the nacelle supply the common pitch control, the yaw brakes and the service brake. Three further accumulators are accommodated inside the rotor hub to protect the single blade pitch control system.

The valves are controlled electrically by the operation monitoring system. The oil pressure in the hydraulic system is continuously measured and monitored by the control system.

Two pumps with a maximum output of 98 l/min provide a maximum pressure of 165 bar; the hydraulic system contains 300 l in total. The combination of the main filter system and a bypass filter system for the hydraulic oil exceeds the requirements of ISO 4406 class 17/15/12.

11	Nacelle

The nacelle consists of the mainframe and the panelling. The main components of the system are mounted onto the mainframe. These are the drive train, with bearing, the shaft and the gearbox, the generator, cooling system, hydraulic system, yaw drives, brakes and the control electronic cabinets. The mainframe of the DeWind D8 is a combination of light ductile cast iron and a welded steel structure. This ensures high stiffness and light weight. Elastomeric damping elements separate the main system components from the mainframe and act as structure-borne sound isolators.

Access panels in the nacelle roof can be opened for access to the rotor hub and the meteorological measurement sensors for servicing.

The nacelle was designed by Porsche Design in Germany. The nacelle housing is painted Light Grey, RAL 7035, the nacelle cover Silver Grey, RAL 7001.

11.1	Nacelle Entrance

The top platform of the tower is located directly underneath the nacelle. From this platform it is possible to access the nacelle via a short ladder without using safety belts.

11.2	Nacelle crane

A chain hoist is fitted inside the roof in the rear area of the nacelle. Loads handled by this hoist can be raised from or lowered to ground level through a trap door in the nacelle base.

Table 7. Technical data - mainframe

	Unit	Value
Construction		Welded box construction/ductile cast iron
Material		Steel
Weight	t	8.9

Table 8. Technical data - nacelle panelling

	Unit	Value
Material		GFP
Weight	t	2.3

12	Yaw System

Two wind vanes on the nacelle roof measure the wind direction and transmit the measured values to the control system. As soon as the position of the nacelle deviates from the actual wind direction by a certain amount depending on the wind speed, the yaw drives will be activated. There are four electrically operated gear motors, meshed with a fixed sprocket wheel on the top of the tower, that adjust the nacelle to follow the actual wind direction.

Shaft brakes are integrated in the yaw drives. These act permanently when the yaw drives are not in use and are only released when the yaw drives are energised. In addition, hydraulic brakes are fitted independent of the yaw motor brakes.

Two sensors in the tower top record the number of revolutions of the nacelle in one direction. Once the nacelle has performed more than 2 revolutions in one direction, the turbine will be shut down, the nacelle turned back and the turbine restarted. This prevents excessive twisting of the power and control cables.

Table 9. Technical data - yaw system

	Unit	Value
Yaw bearing		Ball bearing (four-point bearing)
Weight	t	1.5
Yaw drives		4 electrical gear motors
Adjusting speed	°/s	0.5
Number of brakes		10

13	Tower

The towers of the D8 series consist of several steel sections that are connected together by bolted flanges. A climbing system is installed enabling safe climbing of the ladders inside the tower. The electrical and control cables are installed from the nacelle to ground level inside the tower.

Externally, a three-coat anti-corrosion protection painting system to DIN EN ISO 12944 is used. Inside the tower, a two-coat system is used. The colour of the coating is Light Grey (RAL 7035).

14	Electric installation

Lighting systems, power sockets, and if required, aircraft warning light(s), are installed in the D8 wind turbine. Electrical distribution for tower auxiliaries is located in the tower base control panel.

Electrical distribution for auxiliaries within the nacelle is included in the nacelle control panel.

15	Foundation

The DeWind D8 uses foundations which are designed to suit the local ground conditions.

16	Control

The wind turbine is equipped with an operation and monitoring computer that carries out all monitoring, control and regulation tasks. This computer is an industrial PC using a conventional MS Windows® operating system.

Ethernet connections using optical fibre cables are mainly used for data transmission in the wind turbine and within the wind farm. The wind turbine is always maintained in an optimum operating state, the system components and the operating parameters being continuously monitored.

Some basic functions, such as start, shutdown and yaw can also be carried out locally by an operator or via remote data transmission. Access to the control functions is protected by means of a security system. Different access levels are protected by passwords.

Two Displays to monitor the turbine are installed, one in the nacelle and one in the bottom of the tower.

The protection class of the Control Cabinet is IP 54.

17	SCADA System

The SCADA system is performed with the eOS Framework. It consists of a set of applications for user dependent turbine data access and visualisation. The framework consists of the usage of standard data transfer and communication technologies (TCP/IP, XML, Web Services).

The eOS Framework supports the application of virtual private networks (VPNs) or SSL for remote access control via internet and user authentication / authorisation.

eOS View is the framework’s core component for user are turbine data visualisation, instant alarming (email independent, TCP/IP based direct messaging) and turbine fault data analysis.

Additional framework components for message forwarding and message assignment build up the internet based instant alarming network and provide also standardized interfaces for turbine historian data supply.

The control system itself is based on modern I/O terminals.

17.1	Reporting

SCADA supported standard interface (e.g. like MS Excel) which provides of Real-time and Analytical Data.

Permanent and event driven turbine data recording of:

•	Currents, Voltages, Power

•	Temperatures (Locations, Components)

•	Pressures (Control/Safety Loop)

•	Meteorological Values (Temperatures, Wind, Air Pressure)

•	Oszillation (Tower, XY, Torsion)

•	Div Digital Events

17.2	SCADA Features

1.	Internet based communication

2.	Mulitlingual (English, German)

3.	User dependent turbine access

4.	Simultaneous multi-user access

5.	Alarming

6.	Error Analysis (approx. 50 analogue channels in different sample resolutions (e.g. 10ms, 200ms, 1s) and approx. 200 digital channels)

7.	Data visualisation via component oriented hierarchical menu structure, user dependent view

8.
Turbine data analysis (e.g. Production, Consumption, Reactive Power, Turbine Operation Mode, Performance Curve, 10-Minutes-Mean-Values for more than 45 channels, Statuscode history, Availability calculation)

9.	Turbine parameter history incl. old/new values and detected user name

18	Lightning protection

Lightning protection of the DeWind D8 is by a discharge system. If lightning should strike a rotor blade, the lightning arrestors integrated in the blades will lead the energy via a combination of sliding contacts and air gaps via the spinner directly onto the nacelle and by a similar arrangement on to the earthed steel tower and to the ground.

19	Dimensions and weights

Table 10. Dimensions and weights

	Unit	Value
Hub height	m	80
Tower height	m	76
Tower base diameter	m	4.2
Tower top diameter	m	3.0
Tower weight	t	155.21
Weight of complete rotor	t	35.75
Weight of complete nacelle	t	98.95

Note:	Our range of products is subject to a programme of continuous development; the equipment supplied may vary in detail from this specification.

PUNTA COLORADA PROJECT - CHILE
DRAFT

EXHIBIT B - PROJECT SITE

1	PROJECT LOCATION

The ‘Punta Colorada’ site is situated approximately 80 Km north of Santiago by road in an area known as Los Choros. The Pan American Highway and a 110 KV power line runs across the north of the site.

The area that is being considered for wind development is at the end of a winding valley that runs from the coast in the west and opens up into a relatively flat area. The sides of the valley that leads to Punta Colorada rise between 500 and 600m from the valley floor on both sides. To the east of the Punta Colorada site are the foot hills of the Andes.

The north of the site is a dry riverbed which runs from East to West and to the West a river which runs South to North. These old river beds join at the North West of the area being considered. The site is 27 km from the coast line and the elevation across the site varies between 350 and 450 m above sea level.

The Village of Punta Colorada is to the North East of the site and has a population of approximately 300 persons. The valley which leads into Punta Colorada from the West supports trees and smaller vegetation. Access to the site is good with almost all of the area available for inspection by vehicle.

Page 1of 2

PUNTA COLORADA PROJECT - CHILE
DRAFT

2	TURBINE ARRAY

The turbine array layout for the 5 turbines is as follows:

Coordinates (in PSAD56):

ID	Easting	Northing
Turbine 1	301336	6750259
Turbine 2	300674	6750038
Turbine 3	301962	6750199
Turbine 4	302095	6749804
Turbine 5	301404	6749684

PUNTA COLORADA PROJECT - CHILE

EXHIBIT C - MILESTONE SCHEDULE

Milestone	Responsible	Completion Date
Notice To Proceed	Owner	18/06/07
Delivery FOB Turbine Equipment	Contractor	31/04/08

Exhibit D - Contractor Account for Progress Payments:

For the Account of:	EU North America/DeWind, Inc.
2026 McGaw Avenue
Irvine, CA 92614

Bank routing #	121002042
Account #	3510126331

Bank Name:	California Bank & Trust
19200 Von Karman Ave., Suite 140
Irvine, CA 92612

PUNTA COLORADA PROJECT - CHILE

EXHIBIT F - INSURANCE REQUIREMENTS

The Parties have agreed on the following insurances:

The Contractor undertakes to insure:

Insurance of transport of goods

Covers wind turbines and components.
Limits of sum insured per conveyance: US$3,000,000 any on vessel/ferry/truck/sending by post/shipment by air or during intermediate stays for the transport to Ports.
Extraordinary storage at the port of charge.
Sum: Replacement value

General Third Party Liability Insurance including Property Liability (commercial general liability insurance)

The insured is contractor and/or subsidiaries
Coverage sum: US$5,000,000 for each occurrence of bodily injury and/or property damage and an annual aggregate of liability of not less than US$5,000,000 for bodily injury and/or property damage, and an annual aggregate of liability of not less than US$10,000,000 for Completed Operations and Products Liability per insurance year for bodily injury and/or damage to property.

Employer’s Liability / Workman’s Compensation
Contractor will take out an insurance covering all of his employees in relation to the project
The insurance will be in accordance with local law with coverage stipulated by the local authorities.

The Owner undertakes to insure:

Insurance of transport of goods

Covers transport of all other goods supplied by other suppliers than the Contractor
Sum: Replacement value

PUNTA COLORADA PROJECT - CHILE

Employer’s Liability / Workman’s Compensation
Owner will take out an insurance covering all of his employees in relation to the project
The insurance will be in accordance with local law with coverage stipulated by the local authorities.
Contractors All Risk (CAR) insurance

Insured party is Contractor together with all contractors and sub-contractors involved with the erection.

The policy provides cover from the start of the work on site and until the earlier of (i) Facility Substantial Completion Date, or (ii) transfer of risk of loss or damage to the Owner, however not beyond 18 months from the date of commencement of installation, followed by an extended maintenance period of 24 month.

All risk sum of US$50,000,000 for material damages.

Areas with an earthquake risk on Munich Re. Zone 4 or higher can not be covered by insurance for natural hazards.

Deductible of US$25,000.

General requirements

Each party shall upon request from the other party provide each other before shipment with evidence that the insurance coverage required under this exhibit is in full force and effect. In the event that any such policies of insurance are renewed or terminated during any time prior to the expiration of the relevant time period, the party whose policies have expired shall promptly provide the other part with evidence that such coverage has been renewed or replaced with insurance that complies with the provisions of this exhibit. Such evidence of insurance shall be in the form of a standard Certificate of Insurance and shall contain sufficient information to allow the party that is in receipt of such certificate to determine whether such insurance is in compliance with the provisions of this exhibit.

EU Energy Wind Ltd.

Titel:	**Checkliste IBN D8.1 (50Hz)**
Title:	**Checklist commissioning D8.1 (50Hz)**
Article Number, Revision:	**, Rev. 00**
Model Range - Rated Power::	D8.1 (50Hz) – 2000kW
Rotor Diameter:	all
Hub Height:	all
Wind Zone / Type Class:	all

List of Revisions:

Rev.	Modifications	Modified by Date	Checked by Date	Released by Date
0		HO 10.07.06	AF 10.07.06	

	Edited by	Checked by	Released by
Signature			
Date			

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
Copyright ©2006 by EU ENERGY WIND LTD.
All rights reserved • Subject to change
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

Checklist

commissioning D8.1 (50Hz)

DEWIND

D8.1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
Copyright ©2006 by EU ENERGY WIND LTD.
All rights reserved • Subject to change
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

Inhaltsverzeichnis

1 Climate Conditions / Witterungsbedigungen 4
2 General checks to prepare commissioning / Allgemeine Kontrollen vor der Inbetriebnahme 4
2.1 Prepare nacelle adjustment / Vorbereitung Gondelausrichtung 4
2.2 Grid / Netz 4
2.3 Tower / Turm 5
2.4 Control cabinet tower / Steuerschrank Turmfuß 6
2.5 Nacelle / Gondel 7
2.6 Rotor / Rotor 8
3 Commissioning / Inbetriebnahme 8
3.1 Commissioning work without controller / Inbetriebnahmearbeiten ohne Steuerung 8
3.1.1 Converter cabinet / Umrichterschrank 8
3.1.2 Switch cabinet tower / Steuerschrank Turmfuß 8
3.1.3 Switch cabinet nacelle / Steuerschrank Gondel 9
3.2 Inbetriebnahmearbeiten mit Steuerung / Commissioning with controller 10
3.2.1 Controller tower / Steuerung Turm 10
3.2.2 Controller nacelle / Steuerung Gondel 10
3.2.3 Hydraulic unit / Hydraulikaggregat 10
3.2.4 Brake system / Bremssystem 11
3.2.5 Safety system / Sicherheitssystem 11
3.2.6 Pitch system / Pitchsystem 12
3.2.7 Rotor / Rotor 12
3.2.8 Hazard beacon / Gefahrfeuer 13
3.2.9 Meteorology / Meteorologie 13
3.2.10 Generator / Generator 13
3.2.11 Gear / Getriebe 14
3.2.12 Yaw / Azimut 14
3.2.13 Switch cabinet tower / Turmsteuerschrank 15
4 Close up of commissioning / Abschluss der Inbetriebnahme 16
5 Comments / Bemerkungen 17

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2008-07-11 / ho
Copyright ©2008 by EU ENERGY WIND LTD.
All rights reserved • Subject to change
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PART OF THE EU ENERGY GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
"...the alternative"
Checklist commissioning D8-2000

1 CLIMATE CONDITIONS / WITTERUNGSBEDIGUNGEN

The general informations to this section have to be written down in the table below and also to the controller via eOS View at Menu 1.1.1

Die Angaben in diesem Abschnitt sind in die unten aufgeführte Tabelle und außerdem über den eOS View im Menü 1.1.1 in die Steuerung einzugeben.

Climate conditions at commissioning ***Witterungsbedingungen zum Zeitpunkt der Inbetriebnahme***	
Date of commissioning start *Inbetriebnahme begonnen (Datum)*	
10 min. average value of the wind speed, min. 3m/s *10 Min. Mittelwert der Windgeschwindigkeit (m/s), min. 3m/s*	
Outdoor temperature *Außentemperatur (°C)*	
Date of commissioning finished *Inbetriebnahme abgeschlossen (Datum)*	

2 GENERAL CHECKS TO PREPARE COMMISSIONING / ALLGEMEINE KONTROLLEN VOR DER INBETRIEBNAHME

2.1 Prepare nacelle adjustment / Vorbereitung Gondelausrichtung

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1100	Locate the north *Nordrichtung ermitteln*	☐	

2.2 Grid / Netz

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1200	Tight and correct connected wiring phase *Fester und phasenrichtiger Sitz der Leitungen*	☐	
1210	*1x L1, L2, L3 und 3x PE*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1220	Continuity check phase to phase *Durchgangsprüfung Phase gegen Phase*	☐	
1230	Continuity check phase to earth *Durchgangsprüfung Phase gegen Erde*	☐	
1270	Supply transformer control cabinet *Versorgung Trafo - Steuerschrank*	☐	

2.3 Tower / Turm

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1300	Tower wiring *Turmverkabelung*	☐	
1310	Outdoor lighting *Außenbeleuchtung*	☐	
1315	Tower lighting *Turmbeleuchtung*	☐	
1320	Earthing bar tower buttom *Erdungsschiene Turmfuß*	☐	
1325	Foundation earthing *Fundamenterder*	☐	
1330	Equipotential bording control cabinet *PA Steuerschrank*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2008-07-11 / ho
Copyright ©2006 by EU ENERGY WIND LTD.
All rights reserved • Subject to change
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49451 3073 108 • Fax: +49451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
"… the alternative"
Checklist commissioning D8-2000

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1340	Earthing cables tower sections *Massebänder Turmverbindungen*	☐	
1345	Assembly cable loop *Montage Kabelloop*	☐	
1350	Equipment in tower completely *Turmfußausrüstung komplett*	☐	

2.4 Control cabinet tower / Steuerschrank Turmfuß

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1500	400 V from transformer *400V von Trafostation*	☐	
1505	400V from converter *400V vom Umrichter*	☐	
1510	Power supply tower installation *Spannungsversorgung Turminstallation*	☐	
1515	Switch tower light *Lichtschalter Turmbeleuchtung*	☐	
1520	Mean Voltage *MS Anlage*	☐	
1525	Connector control wire nacelle *Steckverbindung Steuerleitung Gondel*	☐	
1530	Earthing connected *PA aufgelegt*	☐	
1535	Fibre optic connections control unit LWL - Verbindungen Steuerungssystem	☐	
1540	Fibre optic „communication Tower – nacelle" *LWL "Kommunikation Turm – Gondel"*	☐	
1550	Overvoltage protection NTBA *Überspannungsschutz NTBA*	☐	
1555	Router and NTBA connected (Master) *Router und NTBA angeschlossen (Master)*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
Copyright ©2006 by EU ENERGY WIND LTD.
All rights reserved • Subject to change
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49/451 3073 108 • Fax: +49/451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
"... the alternative"
Checklist commissioning D8-2000

2.5 Nacelle / Gondel

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1600	Ambulance box, documentation and optional fittings *Verbandskasten, Dokumentation und optionales Zubehör vorhanden*	☐	
1605	Terminal box *Anschlusskabel*	☐	
1625	400V power supply *400V Versorgung*	☐	
1630	Earthing weather rod *PA Wettermast*	☐	
1635	4x earthing top of nacelle cover *4xPA Deckel Gondelverkleidung angeschlossen*	☐	
1640	Lightning protection hub correctly assembled *Blitzschutz Nabe korrekt ausgeführt*	☐	
1645	Wind measurement correctly assembled *Windmessgeräte korrekt montiert*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49/451 3073 108 • Fax: +49/451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

2.6 Rotor / Rotor

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
1700	Hydraulic connections hub *Hydraulikverbindungen Nabe*	☐	
1710	Hydraulic hoses protected against scouring *Schläuche gegen durchscheuern geschützt*	☐	
1720	Position encoder *Wegaufnehmer*	☐	
1730	Control cable hub *Steuerkabel Nabe*	☐	
1740	Fat catchment tank blade bearing *Fettauffangbehälter Blattlager*	☐	
1750	Fixing plates of the cylinders removed *Fixierwinkel Stellstern entfernt*	☐	

3 COMMISSIONING / INBETRIEBNAHME

3.1 Commissioning work without controller / Inbetriebnahmearbeiten ohne Steuerung

3.1.1 Converter cabinet / Umrichterschrank

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
2100	Voltage and rotating field (400V/6.6kV) *Spannung und Drehfeld (400V/6.6kV)*	☐	
2110	Power supply switched ON *Spannung zugeschaltet*	☐	

3.1.2 Switch cabinet tower / Steuerschrank Turmfuß

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
2200	400V from transformer station *400V aus Trafostation*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49451 3073 108 • Fax: +49451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.

Checkliste IBN D8-2000 Checklist commissioning D8-2000

3.1.3 Switch cabinet nacelle / Steuerschrank Gondel

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
2310	400V power supply *400V Versorgung*	☐	
2320	Fibre optic connections *LWL Verbindungen*	☐	
2330	Switch cabinet supply switched ON *Steuerschrank zugeschaltet*	☐	
2340	Fuses and motor circuit breaker *Sicherungen und Motorschutzschalter*	☐	
2350	Control system started *Steuerungssystem ist hochgefahren*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2005-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49451 3073 108 • Fax: +49451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

3.2 Inbetriebnahmearbeiten mit Steuerung / Commissioning with controller

3.2.1 Controller tower / Steuerung Turm

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3000	Display *Display*	☐	
3010	Tower temperature *Turmtemperatur*	☐	Value:
3020	Tower fan *Turmlüfter*	☐	
3030	System parameter *Anlagenparameter*	☐	
3040	Telephone connection *Telefonverbindung*	☐	
3050	Service switch *Serviceschalter*	☐	

3.2.2 Controller nacelle / Steuerung Gondel

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3100	Display *Display*	☐	
3110	System parameter *Anlagenparameter*	☐	

3.2.3 Hydraulic unit / Hydraulikaggregat

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3200	Blocking valves to hub closed *Absperrventile zur Nabe geschlossen*	☐	
3205	Test run hydraulic pump *Probebetrieb H-Pumpe*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49451 3073 108 • Fax: +49451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000 Checklist commissioning D8-2000

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3210	Pressure build up *Druckaufbau*	☐	
3215	Test run hydraulic partial flow filter *Probebetrieb H-Nebenstromfilter*	☐	
3220	Hydraulic oil level *Kontrolle Hydraulikölstand*	☐	

3.2.4 Brake system / Bremssystem

#	Checkpoint / Prüfpunkt	i.O.	Comment / Bemerkung
3250	Setting brake with hand pump *Aktivierung der Bremse mit Handpumpe*	☐	
3260	Setting brake with controller *Aktivierung der Bremse mit Software*	☐	
3280	Locking of the rotor shaft *Arretierung der Rotorwelle*	☐	
3290	Brake temperature *Bremstemperatur*	☐	Value:

3.2.5 Safety system / Sicherheitssystem

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3300	Emergency Stopp nacelle *Not-Aus Gondel*	☐	
3305	Watchdog *Watchdog*	☐	
3310	Vibration switch and vibration sensor *Vibrationsschalter und –sensor*	☐	
3315	Overspeed 2 *Überdrehzahl 2*	☐	
3320	Overspeed 3 *Überdrehzahl 3*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3325	Overspeed relay *Überdrehzahlrelais*	☐	

3.2.6 Pitch system / Pitchsystem

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3400	Blade angle *Blattwinkel*	☐	
3405	Min. blade angle *Min. Blattwinkel*	☐	Value:
3410	Max. blade angle *Max. Blattwinkel*	☐	Value:
3415	Adjust blades to 0° *Abgleich Blätter 0°*	☐	
3420	Accumulator *Druckspeicher*	☐	
3425	Blade noise *Blattgeräusche*	☐	
3430	Automatic run, speed controlled *Automatikbetrieb, Drehzahlregelung*	☐	

3.2.7 Rotor / Rotor

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3500	Test run lubrication pump *Probebetrieb Schmiermittelpumpe*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49451 3073 108 • Fax: +49451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

3.2.8 Hazard beacon / Gefahrfeuer

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3650	Day-/nightlighting (option) *Tag- / Nachtkennzeichnung (Option)*	☐	
3660	Hazard beacon tested (option) *Flugbefeuerung (Option)*	☐	

3.2.9 Meteorology / Meteorologie

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3700	Shadow casting *Schattenwurfabschaltung (Option)*	☐	
3710	Ice sensor *Eissensor (Option)*	☐	
3720	Wind speed sensor *Anemometer*	☐	
3730	Wind direction sensor *Windfahnen*	☐	
3740	Test run heater wind sensors *Probebetrieb Heizungen Windsensorik*	☐	

3.2.10 Generator / Generator

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3750	Test run generator fan *Probebetrieb Generatorlüfter*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

3.2.11 Gear / Getriebe

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3800	Blocking valves gear coolant system *Absperrhähne Getriebekühlkreislauf*	☐	
3805	Fast breather *Schnellentlüfter*	☐	
3810	Gear coolant pressure *Getriebekühlwasserdruck*	☐	
3815	Gear oil level *Getriebeölstand*	☐	
3820	Test run gear coolant pump *Probebetrieb Getriebekühlwasserpumpe*	☐	
3825	Test run gear fan *Probebetrieb Getriebelüfter*	☐	
3830	Test run gear oil pump *Probebetrieb Getriebeölpumpe*	☐	
3835	Test run gear oil heater *Probebetrieb Getriebeölheizung*	☐	

3.2.12 Yaw / Azimut

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3900	Test run yaw *Probebetrieb Azimut*	☐	
3910	Cable winding *Kabelaufwicklung*	☐	
3920	Nacelle position *Gondelposition*	☐	
3930	Test run automatic yaw mode *Probebetrieb Windnachführung*	☐	
3940	Yaw brakes *Azimutbremsen*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.

Checkliste IBN D8-2000 | Checklist commissioning D8-2000

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
3950	Yellow box *Yellow Box*	☐	Value:

3.2.13 Switch cabinet tower / Turmsteuerschrank

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
4100	Emergency stop tower *Not-Aus Turm*	☐	
4110	Power measurement in MV-cabinet *Leistungsmessung im MS-Schrank*	☐	

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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 105 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

4 CLOSE UP OF COMMISSIONING / ABSCHLUSS DER INBETRIEBNAHME

#	Checkpoint / Prüfpunkt	o.k.	Comment / Bemerkung
5000	All parameter set to the default values *Alle Parameterwerte sind auf ihre Originalwerte zurückgesetzt*	☐	
5005	Save local parameters *Lokale Parameter gesichert*	☐	
5010	Visual check after close up of commissioning *Sichtkontrolle nach Abschluss der Inbetriebnahme*	☐	
5020	Service and project managemant informed about finished commissioning *Service und Projektierung über Abschluss der IBN informiert*	☐	
5030	Documentation completely *Dokumentation komplett*	☐	

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

EU Energy Wind Ltd.
Checkliste IBN D8-2000
Checklist commissioning D8-2000

5 COMMENTS / BEMERKUNGEN

....
....
....
....
....
....
....
....
....
....
....
....
....
....
....
....
....
....
....
....

The signed person assured that all points of these checklist are done religiously. The turbine is fault-free and without any further restworks than mentioned above. All parameters are set to the original value and no statuscode is disabled.

Der Unterzeichner versichert mit seiner Unterschrift alle Punkte abgearbeitet und gewissenhaft geprüft zu haben und die Anlage in fehlerfreiem Zustand und ohne Restarbeiten (bis auf die oben aufgeführten) zu verlassen. Weiterhin versichert der Unterzeichner keine Parameter verändert und keine Statuscodes disabled zu haben.

....
date and location signature

D8 1(50Hz)_ChecklistCommissioning / Rev. 010 / 2006-07-11 / ho
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PART OF THE EU Energy GROUP OF COMPANIES
EU ENERGY WIND LTD. • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 • info@turbines.eunrg.com • www.eunrg.com

DEWIND

D8 / TC1

ZUWEGUNG UND KRANSTELLFLÄCHE
Access roads and crane location

3 Anforderungen an das Fundament
Requirements for Foundation

Die Kabelgräben sind ebenerdig einzusanden und zu verdichten	Cable trenches must be filled up to ground level and must be compacted
Die Fundamentanschüttung ist zu verdichten	Filling around the foundation must be compacted

4 Ausbauvarianten / Options of access

Kurvenausbau innen
Access curve inside

Anbindung Zufahrt
Access road

Achslast /*Axle load 12t*

4,5 m
22 m
22 m
10 m
5 m
4,5 m
Schotter / Gravel
5 m
10 m
22 m
4,5 m
22 m
Schotter / Gravel
4,5 m

Bild/figure 1: Ausbauvarianten Zuwegung A / Options of access roads

Billd/figure 2:
Lichtraumprofil und Bodenbeschaffenheit /
Clearance profile and soil conditions

D8-2000-432/Rev05/06.05.03/ne ÄNDERUNGEN VORBEHALTEN • SUBJECT TO CHANGE Blatt/page 2 von/of 4

PART OF THE CTC GROUP OF COMPANIES

DEWIND GmbH • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49 451 3073 0 • Fax: +49 451 3073 730 • www.dewind.de • dewind@dewind.de

PUNTA COLORADA PROJECT - CHILE

EXHIBIT J - NOTICE TO PROCEED

Reference is made to that certain Supply and Installation Agreement reference SW/DW/02 dated as of [date], 2007 by and between Owner and Contractor (the “Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Agreement.

This Notice to Proceed is hereby delivered to Contractor pursuant to the Agreement, and the Commencement Date shall be deemed the date Contractor receives this Notice to Proceed.

OWNER	CONTRACTOR

By:	By:

Name: _________________________	Name: _________________________

Title: _________________________	Title: _________________________

Date Issued: _________________________	Date Received: _________________________

Signature: _________________________	Signature: _________________________

EU Energy Wind Ltd.
D8.1 (50Hz) Completion List

D8.1 (50HZ) COMPLETION LIST

Main Component	Producer	Description
Blade	EU Energy Wind Ltd.	DW80
Blade bearing	Hoesch Rothe Erde, GmbH	090.40.2100.000.41.1402
Yaw bearing	Hoesch Rothe Erde, GmbH	061.45.2993.44.1502
Main bearing (Rotor bearing)	FAG Sales Europe, GmbH	240/710B.MB
Main Gearbox	Metso Drives Oy	PLH 1500WD8
Second gear box (WinDrive)	Voith AG	RWW10-10E3
Coupling gearbox - WinDrive	KTR-Kupplungstechnik GmbH	Radex – N 300 NANA 4 with brake-disc
Coupling WinDrive - Generator	KTR-Kupplungstechnik GmbH	Radex – N 165 NANA 4
Rotor Brake (Disk brake)	Svendborg Brakes A/S	BSAK 3000-MS40S-107
Generator	AvK	HVSI804H2
Medium voltage unit	Areva	PI 100
Yaw drive	Bonfiglioli	712 T5 F
Yaw brake	Svendborg Brakes A/S	BSAB 90
Hydraulic system	Bosch Rexroth AG	US09-0606-4838-A
Cooling System	Hydac	
Control unit	Elektro Beckhoff GmbH	Control cabinet nacelle/tower

D8.1(50Hz)_Completion_List
/Rev00/07.07.06/ho
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PART OF THE EU Energy GROUP OF COMPANIES
prepared by EU ENERGY WIND LTD• Seelandstraße 1 • D-23569 Lübeck • Tel.: +49'451 3073 108 • Fax: +49'451 3073 106 •
info@turbines.eunrg.com • www.eunrg.com

PUNTA COLORADA PROJECT - CHILE

EXHIBIT L - CERTIFICATE OF MECHANICAL COMPLETION

Reference is made to that certain Supply and Installation Agreement reference SW/DW/02 dated as of [date], 2007 by and between Owner and Contractor (the “Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Agreement.

The undersigned, Contractor, does hereby certify and represent as follows to Owner with respect to WTG No. ____ of 5 Wind Turbines:

1. Such Wind Turbine has been assembled, installed and erected such that it satisfies the criteria in the Mechanical Completion Checklist; and

2. The Wind Turbine is ready to commence Commissioning activities.

Executed and delivered to Owner  __________, 200___.

CONTRACTOR	ACCEPTED BY OWNER

By:	By:

Name:	Name:

Title:	Title:

Signature:	Signature:

PUNTA COLORADA PROJECT - CHILE

EXHIBIT M - CERTIFICATE OF COMMISSIONING

Reference is made to that certain Supply and Installation Agreement reference SW/DW/02 dated as of [date], 2007 by and between Owner and Contractor (the “Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Agreement.

The undersigned, Contractor, does hereby certify and represent as follows to Owner with respect to WTG No. _____ of 5 Wind Turbines:

1.	The Wind Turbine has achieved Mechanical Completion; and

2.	The start-up and commissioning activities set forth in the Commissioning Test and Inspection Procedures with respect to such Wind Turbine have been successfully conducted.

Executed and delivered to Owner  _________, 200____.

CONTRACTOR	ACCEPTED BY OWNER

By:	By:
Name:	Name:
Title:	Title:
Signature:	Signature:

PUNTA COLORADA PROJECT - CHILE

EXHIBIT N - CERTIFICATE OF FACILITY SUBSTANTIAL COMPLETION

Reference is made to that certain Supply and Installation Agreement reference SW/DW/02 dated as of [date], 2007 by and between Owner and Contractor (the “Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Agreement.

The undersigned, Contractor, does hereby certify and represent as follows to Owner with respect to WTG No. _____ of 5 Wind Turbines:

1.	All of the Wind Turbines have achieved Mechanical Completion; and

2.	commissioning of the Wind Turbine has been completed, stating that the Wind Turbine is capable of generating continuous electrical energy.

Executed and delivered to Owner  _______, 200___.

CONTRACTOR	ACCEPTED BY OWNER
By: Name: Title: Signature:	By: Name: Title: Signature:

PUNTA COLORADA PROJECT - CHILE

EXHIBIT O - CERTIFICATE OF FINAL COMPLETION

Project name:	Punta Colorada Project - Chile

Owner:	Seawind Services Limited

Contractor:	DeWind Inc.

Test Start Date:	[date]

Test Completion Date:	[date]

The Contractor and the Owner hereby agree that the Project described above meets the Final Completion criteria specified in the Supply and Installation Agreement between the Parties.

From the above test completion date onwards the Project stands at the Owner’s risk and insurance.

Minor items, if any, which do no adversely affect the operation of the Project in its basic intended function, are listed in the separate attachment hereto. The Contractor agrees to correct such items without any unnecessary delay.

OWNER	CONTRACTOR

By:	By:

Name: _________________________	Name: _________________________

Title: _________________________	Title: _________________________

Date Issued: _________________________	Date Received: ____________________

Signature: _________________________	Signature: _________________________

PUNTA COLORADA PROJECT - CHILE

Separate Attachment to Certificate of Final Completion

Minor items:

No.	Subject

PUNTA COLORADA PROJECT - CHILE

EXHIBIT P - OWNER’S SCOPE OF SUPPLY

DELIVERIES AND WORKS TO BE SUPPLIED AND EXCECUTED BY THE OWNER

The following is a summary of Owner’s work under the Contract:

1)	Crane hard standing and lay down areas;

2)	Seismic analysis of tower and foundation;

3)	Soil investigation and reporting;

4)	Transport of the tower foundation parts from factory to the site and unloading;

5)	Supply of the tower and transport of the tower from factory to the site and unloading;

6)	Transport of the WTGs components from the ports of exit to the Project Site;

7)	Foundation for the Wind Turbine Generators and its transformers;

8)	Supply and installation of one permanent meteorological station (if needed) including foundation (if any);

9)	Service building and maintenance facilities (if required);

10)	Fencing of substation areas, general site security fences and relocation and reinstatement of rural fences (if required);

11)	Cable trenches;

12)	Installation of the Wind Turbine Generators; (under the supervision of the Contractor).

13)	Upgrading, maintenance during construction and reinstatement after construction of off-site public roads, as and if required, which are used as access roads for all construction traffic;

14)	Establishment of necessary temporary and permanent access roads to the Wind Turbine Generators, maintenance facilities and if required parking spaces;

15)	Re-establishment of the Site after the construction and implementation of the Wind Turbine Generators is completed;

PUNTA COLORADA PROJECT - CHILE

16)
Temporary office and welfare accommodation, workplace health and safety facilities, telephone services and electricity supply for the Contractor’s use during the performance of the work under the Contract;

17)
Installation of switchgear, cabling, protection and signalling equipment for MV electrical collection system of the Wind turbine Generators, including all equipment necessary to make a connection to the connection point; (under the supervision of the Contractor).

18)	Provision of SCADA cabling and connection points external to the WTGs and connection to the WTGs control system; (under the supervision of the Contractor).

19)	Coordination and commissioning associated with linking the Wind Turbine Generators to the Grid; (under the supervision of the Contractor).

'PtaC_50m' Observed Wind Climate

-	Unit	Measured	Weibull-fit	Discrepancy
Mean wind speed	m/s	5.86	6.20	5.76%
Mean power density	W/m²	298.39	298.86	0.16%

40.0%

50.0
Sector: All
A: 7.0 m/s
k: 1.87
U: 6.2 m/s
P: 299 W/m²
f[%]
0.0
0
u [m/s]
25.0

-	0	30	60	90	120	150	180	210	240	270	300	330	Total
A	0.9	1.3	1.7	1.4	1.1	1.3	1.4	1.5	9.1	7.9	1.5	0.9	7.0
k	1.40	1.39	1.46	1.49	1.53	1.30	1.32	1.17	3.59	2.35	0.69	1.55	1.87
U	0.84	1.2	1.51	1.22	1.03	1.22	1.27	1.41	8.21	7.03	1.98	0.84	6.2
P	1	3	6	3	2	4	4	7	436	351	91	1	299
Freq	1	3	6	4	2	2	2	2	39	36	3	1	100
U	0	30	60	90	120	150	180	210	240	270	300	330	Total

0.5	434	288	201	247	309	264	270	260	12	25	199	405	80
1.5	435	423	375	458	496	462	421	382	22	48	331	475	131
2.5	117	212	277	233	164	188	219	203	23	66	229	114	87
3.5	14	67	115	44	25	61	69	90	39	91	76	5	65
4.5	0	8	24	12	7	15	7	32	63	102	40	0	66
5.5	0	1	4	6	0	5	6	23	79	87	16	0	64
6.5	0	0	2	0	0	4	7	8	86	65	8	0	57
7.5	0	0	1	0	0	0	0	2	90	53	7	0	54
8.5	0	0	1	0	0	0	0	0	95	50	4	0	55
9.5	0	1	2	0	0	0	0	0	113	79	8	0	73
10.5	0	0	0	0	0	0	0	0	137	137	13	0	102
11.5	0	0	0	0	0	0	0	0	135	119	25	0	96
12.5	0	0	0	0	0	0	0	0	76	62	31	0	53
13.5	0	0	0	0	0	0	0	0	26	14	13	0	16
14.5	0	0	0	0	0	0	0	0	3	2	0	0	2
15.5	0	0	0	0	0	0	0	0	0	0	0	0	0
16.5	0	0	0	0	0	0	0	0	0	0	0	0	0
17.5	0	0	0	0	0	0	0	0	0	0	0	0	0
18.5	0	0	0	0	0	0	0	0	0	0	0	0	0
19.5	0	0	0	0	0	0	0	0	0	0	0	0	0
20.5	0	0	0	0	0	0	0	0	0	0	0	0	0
21.5	0	0	0	0	0	0	0	0	0	0	0	0	0
22.5	0	0	0	0	0	0	0	0	0	0	0	0	0
23.5	0	0	0	0	0	0	0	0	0	0	0	0	0
24.5	0	0	0	0	0	0	0	0	0	0	0	0	0

A (Weibull-A) and U (mean speed) are given in m/s, P (power density) in W/m^2 and F (frequencies of occurence) in per mille and per cent (total).

Source data summary - one data set was used.

The file and its contents

Number of header rows identified:	12
Number of data elements per row:	2
Index of speed column:	1
Index of direction column:	2
Number of raw data pairs:	34032

Speed data adjustment and filtering

Adjustment offset:	0 m/s
Adjustment multiplier:	1
Discretisation width:	0.0 m/s
Lower acceptance limit:	0.0 m/s
Upper acceptance limit:	59.0 m/s
Calm threshold:	0.0 m/s

Direction data adjustment and filtering

Adjustment offset:	0°
Adjustment multiplier:	1
Discretisation width:	0.001°
Lower acceptance limit:	0°
Upper acceptance limit:	360°

Data after processing

Number of rejected speed readings:	79
Number of rejected direction readings:	79
Number of rejected data pairs:	79 (0.23%)
Number of accepted data pairs:	33953 (99.77%)
Number of calms:	0

Processed data ranges

Minimum speed:	0.4 m/s
Maximum speed:	15.7 m/s
Minimum direction:	0°
Maximum direction:	360°

DeWind Turbine Suitability Review Information Requirements List
Request form version	1.1	5-May-07

Notes:

Due to the critical importance of wind data, DeWind recommend that a consulting meteorologist is used to reduce site data and complete this information request.

DeWind reserve the right to seek more information and to update this request form at any time.

Please provide as much of the highlighted information as possible so that the suitability of the DeWind turbines can be properly evaluated for this particular site.

The examples provided should be emulated to the greatest extent possible but equivalent data is acceptable if that is all that is available.

DeWind can only evaluate turbine suitability based on the information provided and as such the quality and completeness of the data is very important.

Please provide the following in addition to filling out each of the worsheets:	Topo map showing turbines and details of surrounding area – including any neighboring wind turbines (within 20 D), tall trees, large buildings etc

Please complete Temperature versus Windspeed "joint frequency distribution" worksheet if extreme temperatures are exected to be less than -10°C or greater than +35°C the following files have been attached:
5 turbines visual: shows the approximate location of the units and the surrounding terrain. The only feature is the overhead electric line (show on the drawings)
complete area overview - 25m gridlines
site detail - 25m gridlines
turbine layout with detailed topo: the location of the turbines on a topo map with gridlines at 0.25m intervals.
Exhibit B: project site description
view of turbine area

Completed by:	Pieter D'haen
Unit 2, endeavour House, Parkway Court, Marsh Mills Plymouth, 4 7LJ UK
tel 01752 268 835
p.dhaen@seawind.uk.com

Date of completion	24-May-07

Project Name	Punta Colorada
Project Developer	Seawind
Project Owner	Seawind

Approximate geographical location	29d22'6''S 71d2'52''W (WGS 84)
Project Life (years)	20
Number of turbines	5
Hub height (m)	80
Expected annual average wind speed range at height	5.9 to 6.8 m/s at 80 m

Any special production constraints / grid connection requirements	The turbines will connect to a common busbar of 11kV with a heavy fuel oil generating plant of 17MW and must be able to operate in parallel without affecting the HFO plant.

Any special environmental concerns (e.g. likelihood of exposure to salt spray or other corrosive environment, relative humidity, dust conditions, hail, icing, or any seasonal accessibility limits / constraints.)
No known issues.

Please provide background information regarding the source of the data used to complete this information request
(Add to the form as appropriate)

Meteorological mast (designation/name)	PC1
Measurement heights	10, 30 and 50m
Averaging rate	10 min
Location of met mast	300897 E, 6750033 N
Coordinate system used	PSAD56
Period of collection	26/09/07 - ongoing
Data recovery (%)	99.6
Any adjustements made	none

Other comments

Meteorological mast (designation/name)	PC2
Measurement heights	10, 30 and 50m
Averaging rate	10 min
Location of met mast	302644 E, 6750133 N
Coordinate system used	PSAD56
Period of collection	6/04/07 - ongoing
Data recovery (%)	100
Any adjustements made	none

Other comments

Coordinate system used:	PSAD56

Turbine ID	Easting (m)	Northing (m)	Met Tower ID	Easting (m)	Northing (m)	Sensor 1 Level (m)	Sensor 2 Level (m)	Sensor 3 Level (m)
T1	301336	6750259	PC1	300897	6750033	10	30	50
T2	300674	6750038	PC2	302644	6750133	10	30	50
T3	301962	6750199
T4	302095	6749804
T5	301404	6749684

Height at which extreme conditions have been estimated	hub ht

Estimated annual average wind speed at most energetic turbine (m/s)	6.6
Most energetic turbine	T3
Estimated 50 year return wind speed - 10 minute average (m/s)	TBC
Estimated 50 year return wind speed - 3 second average (m/s)	TBC
Basis of estimate	the maximum wind speed will be determined from the Chilean design standards

Annual Average Air Density (kg/m3):	1.187
Annual average power law vertical wind shear exponent	0.0426
Minimum power law vertical wind shear exponent measured
Maximum power law vertical wind shear exponent measured

HIghest site recorded 3 sec gust (m/s)	22
Highest site recorded temperature (°C)	32
Lowest site recorded temperature (°C)	3.5
Period of site records (years)	0.75

Ideally provide a tabulation of number of hours at a particular wind shear versus wind speed

Wind speed	power law exponent
3.50	0.0585
4.50	0.0521
5.50	0.0501
6.50	0.0494
7.50	0.0508
8.50	0.0522
9.50	0.0484
10.50	0.0472
11.50	0.0483
12.50	0.0489
13.50	0.0520

Please provide a representative wind rose for the site or multiple wind roses representing clearly identified groups of turbines

Windroses divided up into 10 degree sectors, as below, are ideal but 22 or 30 degree direction sectors are acceptable.

SEE SEPARATELY PROVIDED OBSERVED WIND CLIMATE REPORT
Wind Speed (m/s)

Direction	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25+	Total
0																											0.0
10																											0
20																											0
30																											0
40																											0
50																											0
60																											0
70																											0
80																											0
90																											0
100																											0
110																											0
120																											0
130																											0
140																											0
150																											0
160																											0
170																											0
180																											0
190																											0
200																											0
210																											0
220																											0
230																											0
240																											0
250																											0
260																											0
270																											0
280																											0
290																											0
300																											0
310																											0
320																											0
330																											0
340																											0
350																											0
Total	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Averaging time	10 min
Correction factor used to ajust to hub height	0.85

Speed (m/s)	Number of samples	Mean turbulence (TI)	Std Dev	Mean TI + 1 Std Dev	TI Maximum
0	2714	13.5	0.1	0.2	0.7
1	4441	49.0	0.4	0.9	1.0
2	2950	24.5	0.5	0.7	1.0
3	2202	17.3	0.5	0.7	0.8
4	2221	14.0	0.6	0.7	0.7
5	2172	12.3	0.6	0.7	0.5
6	1938	11.7	0.7	0.8	0.7
7	1860	10.9	0.8	0.9	0.4
8	1861	10.3	0.8	0.9	0.3
9	2473	10.3	0.9	1.0	0.3
10	3481	10.3	1.0	1.1	0.2
11	3249	9.8	1.1	1.2	0.2
12	1788	9.2	1.1	1.2	0.2
13	526	8.6	1.1	1.2	0.2
14	67	7.8	1.1	1.1	0.1
15	10	9.7	1.5	1.6	0.1
16
17
18
19
20
21
22
23
24
25

Inert number of hours spent at particular wind speed for each of the temperature ranges

Wind Speed (m/s)	less than -40°C	-35.1 to -40	-30.1 to -35	-25.1 to -30	-20.1 to -25	-10.1 to -20	0 to -10	0.1 to 10	10.1 to 20	20.1 to 30	30.1 to 40	>40 °C	Total per w/s bin
0													0
1													0
2													0
3													0
4													0
5													0
6													0
7													0
8													0
9													0
10													0
11													0
12													0
13													0
14													0
15													0
16													0
17													0
18													0
19													0
20													0
21													0
22													0
23													0
24													0
25													0
>25													0
Total (hrs)	0	0	0	0	0	0	0	0	0	0	0	0	0
Percent	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!

EXHIBIT R:

PARENT COMPANY GUARANTEE FOR ADVANCE PAYMENTS

PARENT COMPANY GUARANTEE

THIS PARENT COMPANY GUARANTEE (“Guarantee”) is given as of this June 15, 2007, by Composite Technology Corporation Incorporated, whose registered office is at 2026 McGaw Avenue, Irvine, California 92614, United States, (the “GUARANTOR”); in favor of Compañía Barrick Chile Generación Ltda., whose office is at Avda. Ricardo Lyon 222, 8th Floor, Santiago, Chile, (the “CUSTOMER”, which term shall include its successors and assignees).

WHEREAS, Seawind Services Ltd. (“SEAWIND”) and DeWind Inc. (“DEWIND”) are parties to that certain agreement dated June 15, 2007 (the “DEWIND Agreement”) wherein DEWIND is to supply wind turbines and perform certain services (the “DEWIND Services”) in accordance with the terms and conditions of the DEWIND Agreement.

WHEREAS, SEAWIND and CUSTOMER are parties to that certain Agreement for the Supply of Five Wind Turbines at Punta Colorada, Chile (the “SEAWIND Agreement”) wherein SEAWIND is to supply wind turbines and perform certain services (the “SEAWIND Services”) in accordance with the terms and conditions of the SEAWIND Agreement.

WHEREAS, as a condition precedent to CUSTOMER entering into the SEAWIND Agreement, CUSTOMER is requiring that GUARANTOR enter into this Guarantee for the benefit of CUSTOMER.

WHEREAS, GUARANTOR is the parent company of DEWIND and will derive a substantial benefit from the transactions contemplated by the DEWIND Agreement and the SEAWIND Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GUARANTOR hereby covenants and agrees with CUSTOMER as follows:

1. GUARANTOR hereby absolutely irrevocably and unconditionally guarantees to CUSTOMER the prompt and full repayment of the advanced payments made by CUSTOMER if (i) SEAWIND fails to deliver the wind turbines to CUSTOMER in accordance with paragraph 5.2 of the SEAWIND Agreement, and (ii) CUSTOMER has given GUARANTOR not less than thirty (30) days to remedy such failure. GUARANTOR shall pay all amounts due hereunder to CUSTOMER within thirty (30) days after demand therefor.

2. Notwithstanding anything herein to the contrary, GUARANTOR’s obligations hereunder shall not exceed US$4,712,500. Except as provided herein, GUARANTOR shall not be liable for additional losses, damages, expenses, liabilities, claims, costs or proceedings which the CUSTOMER may suffer or incur by reason of the said failure or breach.

3. GUARANTOR shall be, and continue to be, liable under this Guarantee even if the DEWIND Agreement or the SEAWIND Agreement (collectively, the “Supply Agreements”) is or becomes for any reason not binding on, or unenforceable against, DEWIND or SEAWIND, as applicable, for any reason whatsoever. Except as provided in paragraph 2 above, no amendment or modification to the Supply Agreements or the obligations thereunder, no extension of time, forbearance or forgiveness, nor any act, matter or thing whatsoever (except an express release by the CUSTOMER) shall in any way release or reduce any liability of GUARANTOR hereunder. References to the Supply Agreements in this Guarantee shall include all amendments, modifications, variations and additions, whether made before or after the date hereof.

4. This Guarantee shall expire upon delivery of the wind turbines to CUSTOMER in accordance with paragraph 5.2 of the SEAWIND Agreement (the “Term”).

5. This Guarantee shall remain in full force and effect for the Term of this Guarantee, notwithstanding the following:

(a) the insolvency or liquidation of the GUARANTOR, DEWIND, SEAWIND or any other person;

(b) any disclaimer of (i) the Supply Agreements by a liquidator of DEWIND or SEAWIND, as applicable, or any provision thereof, (ii) the negotiations that occurred prior to entering into the Supply Agreements, or (iii) the performance of the Supply Agreements, making it ineffective or unenforceable.

6. Until the expiration of the Term, in no event shall GUARANTOR by virtue of any performance or payment made by it or otherwise:

(a) be subrogated to any rights, security or moneys held or received or receivable by CUSTOMER; or

(b) be entitled to exercise any right of contribution from any co-surety in respect of such performance and liabilities under any other guarantee, security or agreement; or

(c) exercise any right of set-off or counterclaim against DEWIND or SEAWIND, as applicable, or any such co-surety; or

(d) receive, claim or have the benefit of any payment, distribution, security or indemnity from DEWIND or SEAWIND, as applicable, or any such co-surety; or

(e) unless so directed by CUSTOMER (whereupon the collected funds shall be delivered to CUSTOMER as directed by CUSTOMER), claim to be a creditor of DEWIND or SEAWIND, as applicable, or any such co-surety in competition with CUSTOMER.

7. No delay or omission of CUSTOMER in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. GUARANTOR waives, as a condition precedent to the performance of its obligations hereunder, (a) notice of acceptance hereof, (b) any and all presentment, demand, protest or notice of any kind, including notice of any alterations, modifications, amendments, waivers, or extension of time made by DEWIND, SEAWIND and CUSTOMER.

8. A waiver given or consent granted by CUSTOMER under this Guarantee shall be effective only if given in writing and then only in the instance and for the purpose for which it is given.

9. All notices shall be in writing and shall be sent by either personal delivery, a reputable overnight courier which keeps receipts of delivery (such as UPS or Federal Express), or by first class post, postage prepaid, certified or registered mail, return receipt requested. Any such notice shall be effective upon delivery, if delivered by personal delivery or overnight courier, and seventy-two (72) hours after dispatch, if sent by first class post in accordance with the above. Notices to the respective parties shall be sent to the following addresses unless written notice of a change of address has been previously given pursuant hereto:

Customer:	Guarantor:

Compañía Barrick Chile Generación Ltda.	Composite Technology Corporation Incorporated
Avda. Ricardo Lyon 222, 8th Floor	2026 McGaw Avenue
Santiago, Chile	Irvine, California 92614 United States
10. Nothing in this Guarantee, express or implied, is intended to confer any rights upon any person or entity other than the parties and their successors and assigns. No other party may enforce any term or provision of this Guarantee.

11. If CUSTOMER is required to pursue any remedy against GUARANTOR hereunder, CUSTOMER shall be entitled to recover from GUARANTOR, the reasonable attorneys’ fees and expenses of CUSTOMER incurred in connection therewith.

12. This Guarantee shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles. GUARANTOR hereby expressly and irrevocably agrees CUSTOMER may bring any action or claim to enforce the provisions of this Guarantee in the state and federal courts located within the State of Florida, and the GUARANTOR irrevocably consents to personal jurisdiction in the State of Florida for the purposes of any such action or claim.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, GUARANTOR has duly executed and delivered this Guarantee and CUSTOMER has executed its acceptance of this Guarantee effective on the date written above.

Composite Technology Corporation Incorporated

By:	__________________________
Name:	__________________________
Title:	__________________________

Accepted:

Compañía Barrick Chile Generación Ltda.

By: ______________________________
Name: ____________________________
Title: _____________________________

By: ______________________________
Name: ____________________________
Title: _____________________________

D8 / TC1

DEWIND

MEASURED POWER CURVE D8

(Preliminary results of certified measurements)

Type: D8 Rotor∅: 80m Rated Power: 2000kW							
bin Nr.	V [m/s]	P [kW]	c_p	bin Nr.	V [m/s]	P [kW]	c_p
1	2,5	0	0,00	16	9,9	1314	0,44
2	3,0	0	0,00	17	10,5	1467	0,42
3	3,7	49	0,32	18	11,0	1639	0,40
4	4,1	71	0,33	19	11,5	1751	0,38
5	4,5	101	0,36	20	12,0	1863	0,35
6	5,0	162	0,42	21	12,5	1914	0,32
7	5,5	217	0,42	22	12,9	1958	0,30
8	6,0	301	0,45	23	13,6	1999	0,26
9	6,6	407	0,47	24	14,0	1993	0,24
10	7,0	514	0,48	25	14,5	1991	0,21
11	7,5	629	0,48	26	15,0	2012	0,20
12	8,0	750	0,47	27	15,5	2012	0,18
13	8,5	886	0,47	28	16,0	1998	0,16
14	9,0	1050	0,46	29	16,5	2012	0,15
15	9,5	1175	0,45				

Power curves D8-2000 Siestedt

(DASM mode; measured and prospected from 15.01.03 until 25.02.03)

Prospected
P [kW]
2200
2000
1800
1600
1400
1200
1000
800
600
400
200
0
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25
v [m/s]

D8-2000-613-eng/Rev00/05.02.03me ANDERUNGEN VORBEHALTEN • SUBJECT TO CHANGE Blatt/page 1 von/of 1

PART OF THE CTC GROUP OF COMPANIES

DEWIND GmbH • Seelandstraße 1 • D-23569 Lübeck • Tel.: +49 451 3073 0 • Fax: +49 451 3073 730 • www.dewind.de • dewind@dewind.de

Exhibit T

Availability Guarantee

The following defines Availability for purposes of the Turbine Supply Agreement between DeWind, Inc. and Enerserve Ltd. to which this Exhibit T is attached (the “Agreement”), the benefits of which shall be assignable in full to the Ultimate equipment Purchaser, Barrick Generacion Limitada.

The formula for the calculation of Availability for a single Wind Turbine during any applicable time period is as follows:

x 100, where:

A	Availability. Availability of the Turbine in percent (%).

P	Accounting Period. Every hour of the applicable time period, as described in Section 10.6 of the Agreement.

T	Total Down Time. Total of the Turbine down time as defined below

N	Non-Supplier Liable Down Time. Total of the Turbine down time which Supplier cannot be held liable for as defined below

Definition of T (Total Down Time)

T is defined as the total of all down times (i.e., Turbine is not producing power for whatever reason) during the Accounting Period P with the exclusion of the following modes which are part of normal operation of a Turbine:

•	Automatic Turbine system check

•	Voltage build up during starting sequence

•	Hydraulic warming up period

•	Unwinding of power cables

Definition of N (Non Supplier liable Down Time)

N is defined as the total of any Down Time for the following reasons and circumstances:

•	Grid failure or interruptions outside the applicable network/grid parameters

•	Failure of the Turbine to be dispatched into the grid, either by the grid operator, the power purchaser, any governmental agency or other authority

•	Any grid shut-down

•	Failure of a continuous interconnection to the grid

•	Any failure of the operator to perform in accordance with the Wind Turbine Specifications, Prudent Wind Industry Practices and the Agreement

•	Any failure to meet the warranty exclusions set forth in Section 10.9 of the Agreement.

•	Maintenance work (max. 48 h / year)

•	Wind speed is outside the specified operational limits of the Turbine

•	Wind Turbine shut-down for any reason not attributable to Seller’s failure to comply with the Warranty

•	Failures due to problems with telecommunications unless relating to the portion of the SCADA supplied by Seller

•	Time taken for a crane to be bought to project site to change a component

•	Time taken for a component not stock at project site to be shipped to site

•	Time taken taken for qualified technician to arrive at project site to undertake warranty work

•	Other delays that could stop contractor performing his duties under this agreement

•	Force Majeure

“Availability” shall be calculated as the arithmetical average during the applicable period of “A” for all Wind Turbines.

Rights and Remedies

In the event that generating availability determined in accordance with this guarantee is not achieved as required by clause 3.5 of the Supply agreement, the Supplier shall be liable to the Ultimate Equipment Purchaser for the payment of liquidated damages to be payable at the rate of USD 1000 per 24 hours period per turbine, or pro rata thereof.

EXHIBIT U:

PARENT COMPANY OPERATING GUARANTEE

PARENT COMPANY GUARANTEE

THIS PARENT COMPANY GUARANTEE (“Guarantee”) is given as of this June 15, 2007, by Composite Technology Corporation Incorporated, whose registered office is at 2026 McGaw Avenue, Irvine, California 92614, United States, (the “GUARANTOR”); in favor of Compañía Barrick Chile Generación Ltda., whose office is at Avda. Ricardo Lyon 222, 8th Floor, Santiago, Chile, (the “CUSTOMER”, which term shall include its successors and assignees).

WHEREAS, Seawind Services Ltd. (“SEAWIND”) and DeWind Inc. (“DEWIND”) are parties to that certain agreement dated June 15, 2007 (the “DEWIND Agreement”) wherein DEWIND is to supply wind turbines and perform certain services (the “DEWIND Services”) in accordance with the terms and conditions of the DEWIND Agreement.

WHEREAS, SEAWIND and CUSTOMER are parties to that certain Agreement for the Supply of Five Wind Turbines at Punta Colorada, Chile (the “SEAWIND Agreement”) wherein SEAWIND is to supply wind turbines and perform certain services (the “SEAWIND Services”) in accordance with the terms and conditions of the SEAWIND Agreement.

WHEREAS, as a condition precedent to CUSTOMER entering into the SEAWIND Agreement, CUSTOMER is requiring that GUARANTOR enter into this Guarantee for the benefit of CUSTOMER.

WHEREAS, GUARANTOR is the parent company of DEWIND and will derive a substantial benefit from the transactions contemplated by the DEWIND Agreement and the SEAWIND Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, GUARANTOR hereby covenants and agrees with CUSTOMER as follows:

1. GUARANTOR hereby absolutely irrevocably and unconditionally guarantees to CUSTOMER the prompt and full repayment of the reasonable costs and expenses incurred by CUSTOMER if SEAWIND fails to (i) timely and completely perform the required warranty services described in Exhibit T: Warranty of the SEAWIND Agreement, or (ii) pay the liquidated damages that may be owing because the generating availability is not achieved as described in Exhibit K: Availability Guarantee of the SEAWIND Agreement. GUARANTOR shall pay all amounts due hereunder to CUSTOMER within sixty (60) days after demand therefor.

2. Notwithstanding anything herein to the contrary, GUARANTOR’s obligations hereunder shall not exceed US$500,000. Except as provided herein, GUARANTOR shall not be liable for additional losses, damages, expenses, liabilities, claims, costs or proceedings which the CUSTOMER may suffer or incur by reason of the said failure or breach.

3. GUARANTOR shall be, and continue to be, liable under this Guarantee even if the DEWIND Agreement or the SEAWIND Agreement (collectively, the “Supply Agreements”) is or becomes for any reason not binding on, or unenforceable against, DEWIND or SEAWIND, as applicable, for any reason whatsoever. Except as provided in paragraph 2 above, no amendment or modification to the Supply Agreements or the obligations thereunder, no extension of time, forbearance or forgiveness, nor any act, matter or thing whatsoever (except an express release by the CUSTOMER) shall in any way release or reduce any liability of GUARANTOR hereunder. References to the Supply Agreements in this Guarantee shall include all amendments, modifications, variations and additions, whether made before or after the date hereof.

4. This Guarantee shall expire at the end of the warranty period described in described in Exhibit T: Warranty of the SEAWIND Agreement (the “Term”).

5. This Guarantee shall remain in full force and effect for the Term of this Guarantee, notwithstanding the following:

(a) the insolvency or liquidation of the GUARANTOR, DEWIND, SEAWIND or any other person;

(b) any disclaimer of (i) the Supply Agreements by a liquidator of DEWIND or SEAWIND, as applicable, or any provision thereof, (ii) the negotiations that occurred prior to entering into the Supply Agreements, or (iii) the performance of the Supply Agreements, making it ineffective or unenforceable.

6. Until the expiration of the Term, in no event shall GUARANTOR by virtue of any performance or payment made by it or otherwise:

(a) be subrogated to any rights, security or moneys held or received or receivable by CUSTOMER; or

(b) be entitled to exercise any right of contribution from any co-surety in respect of such performance and liabilities under any other guarantee, security or agreement; or

(c) exercise any right of set-off or counterclaim against DEWIND or SEAWIND, as applicable, or any such co-surety; or

(d) receive, claim or have the benefit of any payment, distribution, security or indemnity from DEWIND or SEAWIND, as applicable, or any such co-surety; or

(e) unless so directed by CUSTOMER (whereupon the collected funds shall be delivered to CUSTOMER as directed by CUSTOMER), claim to be a creditor of DEWIND or SEAWIND, as applicable, or any such co-surety in competition with CUSTOMER.

7. No delay or omission of CUSTOMER in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. GUARANTOR waives, as a condition precedent to the performance of its obligations hereunder, (a) notice of acceptance hereof, (b) any and all presentment, demand, protest or notice of any kind, including notice of any alterations, modifications, amendments, waivers, or extension of time made by DEWIND, SEAWIND and CUSTOMER.

8. A waiver given or consent granted by CUSTOMER under this Guarantee shall be effective only if given in writing and then only in the instance and for the purpose for which it is given.

9. All notices shall be in writing and shall be sent by either personal delivery, a reputable overnight courier which keeps receipts of delivery (such as UPS or Federal Express), or by first class post, postage prepaid, certified or registered mail, return receipt requested. Any such notice shall be effective upon delivery, if delivered by personal delivery or overnight courier, and seventy-two (72) hours after dispatch, if sent by first class post in accordance with the above. Notices to the respective parties shall be sent to the following addresses unless written notice of a change of address has been previously given pursuant hereto:

Customer: Compañía Barrick Chile Generación Ltda. Avda. Ricardo Lyon 222, 8th Floor Santiago, Chile	Guarantor: Composite Technology Corporation Incorporated 2026 McGaw Avenue Irvine, California 92614 United States
10. Nothing in this Guarantee, express or implied, is intended to confer any rights upon any person or entity other than the parties and their successors and assigns. No other party may enforce any term or provision of this Guarantee.

11. If CUSTOMER is required to pursue any remedy against GUARANTOR hereunder, CUSTOMER shall be entitled to recover from GUARANTOR, the reasonable attorneys’ fees and expenses of CUSTOMER incurred in connection therewith.

12. This Guarantee shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of law principles. GUARANTOR hereby expressly and irrevocably agrees CUSTOMER may bring any action or claim to enforce the provisions of this Guarantee in the state and federal courts located within the State of Florida, and the GUARANTOR irrevocably consents to personal jurisdiction in the State of Florida for the purposes of any such action or claim.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, GUARANTOR has duly executed and delivered this Guarantee and CUSTOMER has executed its acceptance of this Guarantee effective on the date written above.

Composite Technology Corporation Incorporated

By: ______________________________
Name:  ____________________________
Title:  _____________________________

Accepted:

Compañía Barrick Chile Generación Ltda.

By: ______________________________
Name: ____________________________
Title: _____________________________

By: ______________________________
Name: ____________________________
Title: _____________________________

Exhibit V: WARRANTY

6.1 Warranty. Supplier warrants that the Turbine Equipment shall be (i) made of new materials in compliance with the terms of this Agreement, Prudent Industry Practices and the Technical Specifications, (ii) free of all material defects in design, engineering, materials, manufacture, assembly and workmanship, and in compliance with the Technical Specifications under the climatic and normal operating conditions described in the Technical Specifications, and (iii) free of liens and encumbrances except as otherwise permitted in this Agreement (the “Equipment Warranty”). Any portion of the Turbine Equipment or other services required of Supplier under this Agreement which fail to meet this standard shall be deemed “Defective Work”. Further, Supplier warrants that Commissioning work shall be performed in a good and workmanlike manner and in accordance with the requirements of this Agreement

6.2 Warranty Period. The Equipment Warranty shall continue for a period (the “Warranty Period”) that commences on the Final Acceptance Date and ends on the date that is the second (2nd) anniversary of the Final Acceptance Date.

Owner must execute a Maintenance and Service Agreement with Supplier for a term that coincides with the Warranty Period. The warranty coverage provided under this Section 6 shall immediately cease if at any time the Maintenance and Services Agreement between Supplier and Owner expires or terminates.

6.3 Correction of Deficiencies.

6.3.1 Supplier shall, after discovery of any Defective Work, at its sole cost and expense (including the cost of labor and equipment), use all commercially reasonable efforts to correct the Defective Work and repair or replace any defective part or equipment with materials of new and good quality (the “Warranty Service”). If Supplier fails to complete the correction of any defect of which it has been notified or which it has discovered, including the repair or replacement of defective parts or equipment, within a reasonable period of time, which shall not in any case be less than 8 weeks, Owner may notify Supplier in writing that it intends to initiate required repairs one week after the date of notice. If Supplier fails to promptly initiate the required Warranty Service after such notice, Owner may proceed to have the necessary repairs made and Supplier shall be responsible for the reasonable costs and expenses incurred by Owner for such repairs. Any part or equipment that is repaired or replaced under the Equipment Warranty and all associated labor shall be covered by the Equipment Warranty for a term equal to the greater of one (1) year or the remaining Warranty Period.

6.4 Conformance of Warranty Service to Specifications. Supplier warrants in favor of Owner that all Warranty Service, including all repaired or replace parts or equipment, shall meet and conform to the requirements of the Technical Specifications, Prudent Industry Practices and this Agreement.

6.5 Warranty Service at Supplier's Cost; Survival. Supplier shall perform all Warranty Service at its own cost and expense. Supplier's obligation to correct, repair, replace or re-perform Defective Work pursuant to this Section 6 shall survive the termination or expiration of this Agreement, so long as the Defective Work was identified to Supplier in accordance with the provisions of this Section 6 and within the Warranty Period.

6.6 Availability Warranty. During the Warranty Period, Supplier warrants that the Turbines, when installed in accordance with the Installation Manual, will, on average, be capable of collectively operating at a level of no less than ninety (90) percent availability for the six-month period after the Final Acceptance Date and no less than ninety-five (95) percent availability for the six month period thereafter, and each of the subsequent years of the Warranty Period (“Guaranteed Average Availability”). Availability shall be measured in accordance with Exhibit K. To the extent the Turbines fail to be capable of collectively operating at the required minimum level during any applicable period, Supplier agrees and acknowledges that Owner will suffer damages in the form of lost revenues and income and agrees to pay Owner damages in amounts calculated in the manner set forth in Exhibit K.. The parties agree that the Availability Liquidated Damages are a reasonable approximation of the losses and damages likely to be suffered by Owner and are not intended to be punitive or excessive, and shall be payable notwithstanding any provision of this Agreement otherwise limiting consequential damages. Supplier’s aggregate liability for liquidated damages under this Section 6.6 shall not exceed an amount equal to ten percent (10%) of the Contract Price actually paid by Owner to Supplier.

6.7 Noise Warranty.

6.7.1 Supplier warrants that the noise created by each Turbine, measured at the nacelle, shall not at any time exceed a sound power level of 106 dB(A) at a wind speed of 10 meters per second. In addition, the Turbine Equipment shall emit no pure tones (all such requirements the “Noise Warranty”).

6.7.2 The first test of noise levels at any one or more Turbines shall be conducted by a qualified expert at Owner’s expense. Testing protocols shall be as set forth in IEC 61400-11. Ed. 12-2002, amended and revised.

6.7.3 If testing reveals that any Turbine fails to meet the Noise Warranty established in Section 6.7.1, Supplier shall undertake, at its expense, to make such improvements to the applicable Turbine(s) as are necessary to cause each such Turbine to meet the warranted noise level. Supplier shall make its improvements as soon as practicable. Supplier shall be responsible for the subsequent noise testing of any such Turbines until compliance is attained with the Noise Warranty, and all related expenses.

6.8 Power Curve Guarantee. Supplier hereby guarantees (the “Power Curve Guarantee”), based on the performance of a Power Curve Test and at the time thereof, that the Turbine Measured Energy Yield of the Turbines collectively will be not less than ninety-five percent (95%) of the Turbine Guaranteed Energy Yield. Supplier warrants that the power curve for the Turbines is set forth in Exhibit S.

6.8.1 Performance of Power Curve Test. Owner may retain a third party, qualified engineer acceptable to Supplier to perform the Power Curve Test in accordance with IEC 61400-12-1 on one (1) Turbine designated by Supplier and Owner. Owner shall pay all costs of any such Power Curve Test if the Turbine passes the test, and Supplier shall pay the costs of any such Power Curve Test if the Turbine fails the test. The Power Curve Test shall be performed under normal operating conditions in accordance with the Power Curve Test Procedures. If Owner elects to conduct the Power Curve Test, it shall begin no earlier than Final Acceptance of the all Turbine Equipment, and shall be concluded no later than twelve (12) months after the Final Acceptance Date. Owner will give Supplier at least twenty eight (28) days prior written notice of its intent to perform any Power Curve Test. No later than fourteen (14) days following the administration of the initial Power Curve Test, Owner shall notify Supplier in writing whether the Turbines have met or failed the Power Curve Test. Supplier shall have the right to be present at each Power Curve Test. If not nominated Turbine passes the Power Curve Test, all Turbines shall be deemed to have satisfied the Power Curve Guarantee.

6.8.2 Failure to Perform the Power Curve Test. If Owner does not complete the Power Curve Test on the Turbines on or before the end of the period specified in Section 6.8.1, the Turbines shall be deemed to have satisfied the Power Curve Test and Owner will not be entitled to any damages as a result of any failure of the Turbines to meet the Power Curve Guarantee.

6.8.3 Procedures on Power Curve Test Failure. If the Turbines fail the initial Power Curve Test, then for up to ninety (90) days after Owner notifies Supplier of such failure, Supplier shall have the right to cause repairs or replacements to be made to the Turbine Equipment designed to cause the Turbines to pass the Power Curve Test, at Supplier’s expense. Supplier may request in writing at any time during such ninety (90) day period that Owner cause an additional Power Curve Test to be conducted as soon as practicable following the expiration of such ninety (90) day period. If the Turbines fail any such second Power Curve Test, then for up to ninety (90) days after Owner notifies Supplier of such failure, Supplier shall have the right to cause repairs or replacements to be made to the Turbine Equipment designed to cause the Turbines to pass the Power Curve Test, at Supplier’s expense. Any such repairs or replacements elected to be made by Supplier shall be made as soon as is practicable. Upon completion of such repairs and replacements, Supplier may (within 90 days of the failure of the second Power Curve Test) request Owner to conduct a third Power Curve Test. Each Power Curve Test shall be conducted in accordance with the requirements of this section and IEC 61400-12-1 , and shall be conducted by the same engineer as conducted the first Power Curve Test. Not later than twenty-one (21) days following the completion of the third Power Curve Test, Owner shall notify Supplier in writing whether the Turbines have passed or failed to pass the Power Curve Test. If Supplier fails to request a second or third Power Curve Test within the applicable ninety (90) day period, then no later than ten (10) Business Days following the expiration of the applicable ninety (90) day period, Supplier shall pay to Owner the Power Curve Liquidated Damages in accordance with the provisions of Section 6.8.4 based on the results of the immediately preceding Power Curve Test. If a second or third Power Curve Test is conducted at Supplier’s request, and the Turbines fail the second Power Curve Test (and Supplier does not timely exercise its right for a third Power Curve Test) or the Turbines fail the third Power Curve Test, then Supplier shall pay to Owner, no later than thirty (30) Business Days following receipt of notice of such failure, the Power Curve Liquidated Damages due to Owner in accordance with the provisions of Section 6.8.4 based on the results of the second or third, as applicable, Power Curve Test. If the nominated Turbine passes the second or third Power Curve Test, Supplier shall perform the same repair to all other Turbines having the same defect, but no further testing of the Turbines shall be required.

6.8.4 Damages for Failure to Achieve Power Curve Guarantees. If the Turbine Measured Energy Yield (as defined in Exhibit S) for the Turbines with respect to the applicable Power Curve Test is less than 95% of the Turbine Guaranteed Energy Yield (as defined in Exhibit S), Supplier shall pay Owner, subject to the limitation set forth below and as liquidated damages, US$___________ for each percent, pro-rated for each fraction of a percent (to one one-thousandth of a percent), that the Turbine Measured Energy Yield is less than 95% of the Turbine Guaranteed Energy Yield (the “Power Curve Liquidated Damages”). The Power Curve Liquidated Damages shall be based on the applicable Power Curve Test referenced in Section 6.8.3. This Section 6.8.4 represents Owner’s sole and exclusive remedy for Supplier’s failure to achieve the Power Curve Guarantee. Supplier’s aggregate liability hereunder for Power Curve Liquidated Damages shall not exceed an amount equal to ten percent (10%) of the Contract Price actually paid by Owner to Supplier..

6.9 Limitations. The duties, liabilities and obligations of Supplier under Sections 6.1 through 6.8 apply only to failures relating to the applicable warranties and do not extend to any correction, repair or replacement caused or necessitated by: (a) the failure of the Turbine Equipment to be constructed and installed by Owner at the Project Site in accordance with the Technical Specifications and Installation Manual; (b) the failure of the Necessary Infrastructure to be installed or constructed in accordance with Prudent Industry Practices; (c) the failure by Owner to operate and maintain the Turbine Equipment in accordance with the Installation Manual and the Service Manual; and/or (d) any changes in the Permits and/or Applicable Laws that occur or take effect after the Effective Date. In connection with satisfaction of the Equipment Warranty or Availability Warranty, Supplier shall be given an opportunity to make such diagnostic tests and perform such remedial services as Supplier deems appropriate in connection with the satisfaction of any warranty claim made by Owner hereunder; provided that any such tests and services shall not permit Supplier to delay or avoid its correction obligations under Section 6.3, and the results of any such tests shall be shared with Owner.

6.10  WARRANTY DISCLAIMER. OWNER ACKNOWLEDGES AND AGREES THAT SUPPLIER’S WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, FOR TITLE, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR OTHERWISE. ON THAT BASIS, THERE ARE NO OTHER WARRANTIES, AGREEMENTS, ORAL OR WRITTEN, OR UNDERSTANDINGS WHICH EXTEND BEYOND THOSE SET FORTH IN THIS AGREEMENT WITH RESPECT TO THE MATERIALS, EQUIPMENT AND SERVICES PROVIDED BY SUPPLIER.